Exhibit 4.2

IAC FINANCECO 3, INC.,

as Company,

IAC/INTERACTIVECORP,

as Reference Entity

AND

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of May 28, 2019

2.00% Exchangeable Senior Notes due 2030

i

v

INDENTURE dated as of May 28, 2019 among IAC FINANCECO 3, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), IAC/INTERACTIVECORP, a Delaware corporation, as guarantor (“IAC” and, on the Issue Date (as defined below), the “Reference Entity,” as more fully set forth in Section 1.01) and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 2.00% Exchangeable Senior Notes due 2030 (the “Notes”; each a “Note”), initially in an aggregate principal amount not to exceed $500,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their over-allotment option as set forth in the Purchase Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Reference Entity has duly authorized the execution and delivery of this Indenture and the Guarantee hereunder; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange and the Form of Fundamental Change Repurchase Notice to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture , the valid, binding and legal obligations of the Company, the Guarantee, when executed by the Reference Entity the valid, binding and legal obligation of the Reference Entity, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the Guarantee and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the purchase and acceptance of the Notes by the Holders thereof, each party hereto agrees for the equal and proportionate benefit of the other parties hereto and respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  The terms defined in this Section 1.01 for all purposes of this Indenture shall have the respective meanings specified in this Section 1.01.  The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.03 and any Registration Default Damages payable pursuant to the Registration Rights Agreement, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Affiliate” of any specified Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with such specified Person.

“Affiliated Persons” means, with respect to any specified Person, (a) such specified Person’s spouse, siblings, descendants, stepchildren, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a), and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Benefited Party” shall have the meaning specified in Section 13.01.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i).  The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means, with respect to the Company or the Reference Entity, as the case may be, the board of directors of the Company or the Reference Entity, as applicable, or a duly authorized committee of such board.

“Board Resolution” means, with respect to the Company, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Markets Indebtedness” means any indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission.  The term “Capital Markets Indebtedness,” for the avoidance of doubt, shall not be construed to include any indebtedness issued to institutional investors in a direct placement of such indebtedness that is not resold by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than 10 Persons (provided that multiple managed accounts and Affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any indebtedness under any credit agreement, commercial bank or similar indebtedness, capitalized lease obligation or recourse transfer of any financial asset or any other type of indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means:  (a) in the case of a corporation, corporate stock or shares; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” on any date means each class of common stock for which the Notes would be exchangeable or into which the notes would be convertible on such date, which on the Issue Date is the Common Stock, par value $0.001 per share, of IAC, subject to Section 11.05, Section 14.04 and Section 14.07.

“Common Stock Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(d).

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by any two Officers, (a) one of whom shall hold any of the following positions with the Reference Entity: Chairman of the Board, Chief Executive Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”); and (b) one of whom shall be any such other Officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlled” shall have a meaning correlative thereto.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado 80129, Attention: Rob Major, or such other address as the Trustee may designate from time to time by notice to the Holders, the Company and the Reference Entity, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders, the Company and the Reference Entity).

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of November 5, 2018 by and among IAC Group, LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, amended and restated or replaced from time to time.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Exchange Value,” for any Trading Day, means 2.5% of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for any Trading Day, shall consist of:

(a)                                 cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Exchange Value for such Trading Day; and

(b)                                 if the Daily Exchange Value for such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Exchange Value for such Trading Day and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP,” for any Trading Day, means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on the Bloomberg page related to the Common Stock, which on the Issue Date shall be “IAC <equity> AQR” (or its equivalent successor if such page is not available), in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are not paid when due.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(c).

“Election Merger Shares” shall have the meaning specified in Section 14.04(f)(i).

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Reference Entity or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Date” shall have the meaning specified in Section 14.02(c).

“Exchange Obligation” shall have the meaning specified in Section 14.01(a).

“Exchange Price” means, as of any time, $1,000, divided by the Exchange Rate as of such time.

“Exchange Rate” shall have the meaning specified in Section 14.01(a).

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Forward Spin-Off” shall have the meaning specified in Section 14.04(c)(i).

“Forward Spin-Off Valuation Period” shall have the meaning specified in Section 14.04(c)(i).

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)                                 (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than any one or more Permitted Holders or a group Controlled by one or more Permitted Holders, the Reference Entity, its Wholly Owned Subsidiaries and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power of the Reference Entity’s Common Equity, or (2) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Reference Entity, its Wholly Owned Subsidiaries and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the outstanding shares of the Common Stock (excluding, for purposes of this clause (a)(2), any shares of any class of Capital Stock of the Reference Entity that is not listed on a U.S. national or regional securities exchange of which such person or group is the beneficial owner);

(b)                                 the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Reference Entity (whether or not also constituting a transaction described in clause (A)) pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Reference Entity and its Subsidiaries, taken as a whole, to any Person other than one of the Reference Entity’s Wholly Owned Subsidiaries; provided, however, that neither (x) a transaction described in clause (A) or (B) in which the holders of all classes of the Reference Entity’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (y) a transaction described in clause (C) that constitutes, or is part of a series of transactions that collectively constitute, a Spin-Off, a Split-Off, a Share Election Merger or a Permitted HoldCo Transaction in connection with a publicly announced Spin-Off, Split-Off or Share Election Merger, in either case, shall be a Fundamental Change pursuant to this clause (b);

(c)                                  the occurrence of a Tax Extinguishment Event;

(d)                                 the stockholders of the Company or the Reference Entity approve any plan or proposal for the liquidation or dissolution of the Company or the Reference Entity, as applicable; provided, however, if the Reference Entity has assumed the obligations of the Company as issuer under the Notes and this Indenture, the approval by the Company’s stockholders of any plan or proposal for the liquidation or dissolution of the Company thereafter shall not be a Fundamental Change pursuant to this clause (d); or

(e)                                  the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) on any Trading Day, tested as of the open of trading on the relevant exchange on such Trading Day;

provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change or a Make-Whole Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Reference Entity in respect of the shares of the Common Stock, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into, or exchangeable for, such consideration (or, in the case of a transaction that constitutes, or is part of a series of simultaneous, or substantially contemporaneous, transactions that collectively constitute, a Spin-Off, Split-Off, Permitted HoldCo Transaction or Share Election Merger, the Notes become or remain convertible into, or exchangeable for, shares of the Common Stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions), excluding cash payments for fractional shares (subject to the provisions of Section 14.02(a)).  For purposes of the immediately preceding sentence, transactions shall be “substantially contemporaneous” if such transactions are consummated and completed during the period following the close of trading on the relevant exchange on any Trading Day and prior to the open of trading on the relevant exchange on the immediately succeeding Trading Day.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Guarantee” shall have the meaning specified in Section 13.01.

“Guarantee Obligations” shall have the meaning specified in Section 13.01.

“Holder,” as applied to any Note means any Person in whose name at the time a particular Note is registered on the Note Register.

“IAC” shall have the meaning specified in the first paragraph of this Indenture.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Guggenheim Securities, LLC, SG Americas Securities, LLC, BMO Capital Markets Corp., PNC Capital Markets LLC, Allen & Company LLC, Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc., Fifth Third Securities, Inc. and HSBC Securities (USA) Inc.

“Interest Payment Date” means January 15 and July 15 of each year, beginning on January 15, 2020.

“Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended.

“Investor Representation Letter” means the investor letter provided to the Trustee and the Company in connection with the registration of transfer of any Physical Note, the form of which is set forth in Exhibit B attached hereto.

“Issue Date” means May 28, 2019.

“Last Reported Sale Price” of the Common Stock (or any other security for which a closing sale price is to be determined hereunder) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded.  If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to clause (x) of the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon exchange (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means January 15, 2030.

“Maximum Exchange Rate” shall have the meaning specified in Section 14.03(e).

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“MergeCo” shall have the meaning specified in Section 14.04(f)(i).

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Non-Cash Distribution Period” shall have the meaning specified in Section 14.04(c).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Exchange” shall have the meaning specified in Section 14.02(b).

“Observation Period” applicable to any Note surrendered for exchange means: (i) subject to clause (ii), if the relevant Exchange Date occurs prior to October 15, 2029, the 40 consecutive Trading Day period beginning on, and including, the third Trading Day immediately succeeding such Exchange Date; (ii) if the relevant Exchange Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 16.02 and prior to the close of business on the Scheduled Trading Day immediately preceding the relevant Redemption Date, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Exchange Date occurs on or after October 15, 2029, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated May 20, 2019, as supplemented by the related pricing term sheet dated May 21, 2019, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company or the Reference Entity, as applicable, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company or the Reference Entity, as the case may be.

“Officers’ Certificate,” when used with respect to the any Person, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of such Person or (b) one Officer of such Person and one of any Assistant Treasurer, any Assistant Secretary or the Controller of such Person.  Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.  One of the Officers giving an Officers’ Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer or the Treasurer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or Reference Entity, or other counsel reasonably acceptable to the Trustee, that is delivered to the Trustee.  Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Optional Redemption” shall have the meaning specified in Section 16.01.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)                                 Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)                                 Notes that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)                                  Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers, as that term is defined in the New York Uniform Commercial Code;

(d)                                 Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(e)                                  Notes redeemed pursuant to Article 16; and

(f)                                   Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted HoldCo Transaction” shall have the meaning specified in Section 11.05.

“Permitted Holder” means any one or more of (a) Barry Diller, (b) each of the Affiliated Persons of the Person referred to in clause (a), and (c) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clause (a) or (b).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $250,000 principal amount and integral multiples of $1,000 principal amount in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchaser” shall have the meaning specified in the definition of Representations of Purchasers.

“Purchase Agreement” means that certain Purchase Agreement, dated as of May 21, 2019, among the Company and the Representatives of the Initial Purchasers.

“Qualified Institutional Buyer” shall mean a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Purchaser” shall mean a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act for purposes of Section 3(c)(7) of the Investment Company Act.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Reference Entity’s Board of Directors, by statute, by contract or otherwise).

“Redemption Cash Amount,” in respect of any exchange of Notes, shall equal $1,000, plus the amount of accrued and unpaid interest to, but excluding, the relevant Exchange Date per $1,000 principal amount of Notes (which accrued and unpaid interest shall be deemed to be paid in full in connection with such exchange as set forth in Section 14.02(h)).

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest to the Interest Payment Date to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Reference Entity” means, on any date, the legal entity whose common stock is the Common Stock on such date.

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Registration Default” shall have the meaning specified in the Registration Rights Agreement.

“Registration Default Damages” shall have the meaning specified in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 28, 2019, among the Company, IAC/InterActiveCorp and the Representatives of the Initial Purchasers, as amended from time to time in accordance with its terms.

“Regular Record Date,” with respect to any Interest Payment Date, means the January 1 or July 1 (whether or not such day is a Business Day) immediately preceding the applicable January 15 or July 15 Interest Payment Date, respectively.

“Representations of Purchasers” means each of the following deemed representations, warranties and covenants made by each purchaser (including subsequent transferees) of the Notes (or a beneficial interest therein) to the Company:

1.                                      The purchaser is purchasing the Notes for its own account or for a beneficial owner for which such Person is acting as fiduciary or agent with complete investment discretion and with authority to bind such other Person (the purchaser, and each such beneficial owner, collectively, the “Purchaser”), and not with a view to any public resale or distribution thereof.

2.                                      The Purchaser understands and acknowledges that the Notes have not been and will not be registered under the Securities Act or any U.S. state or foreign securities laws and may not be offered, sold or otherwise transferred except pursuant to an exemption from registration.  Notwithstanding the availability of an exemption from the registration requirements under the Securities Act, the Notes may not be resold or transferred except to investors who are Qualified Institutional Buyers and who are also Qualified Purchasers.

3.                                      The Purchaser is a Qualified Institutional Buyer and also a Qualified Purchaser. The Purchaser is aware (and any other Person for whom such Purchaser is purchasing is aware) that any sale of the Notes to it will be made in reliance on Rule 144A and such acquisition will be for its own account or for the account of another Qualified Institutional Buyer and Qualified Purchaser who is also aware that the sale to it is being made in reliance on Rule 144A.

4.                                      The Purchaser is not a broker-dealer which owns and invests on a discretionary basis less than $25,000,000 in securities of issuers unaffiliated with such broker-dealer.

5.                                      The Purchaser is not a participant-directed employee plan, such as a 401(k) plan, or a trust holding the assets of such a plan, unless the investment decisions with respect to such plan are made solely by the fiduciary, trustee or sponsor of such plan.

6.                                      The Purchaser and each account for which it is purchasing or otherwise acquiring the Notes (or beneficial interests therein), will purchase, hold or transfer at least $250,000 of the Notes (or beneficial interests therein).

7.                                      The Purchaser was not formed, reformed or recapitalized for the specific purpose of investing in the Notes and/or other securities of the Company (unless all of the beneficial owners of such Purchaser’s securities are both Qualified Institutional Buyers and Qualified Purchasers).

8.                                      If the Purchaser is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof and was formed on or before April 30, 1996, it has received the consent of its beneficial owners who acquired their interests on or before April 30, 1996, with respect to its treatment as a Qualified Purchaser in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules promulgated thereunder.

9.                                      The Purchaser is not a partnership; common trust fund; or corporation, special trust, pension fund or retirement plan, or other entity, in which the partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners, as the case may be, may designate the particular investment to be made, or the allocation thereof, unless all such partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners are both Qualified Institutional Buyers and Qualified Purchasers.

10.                               The Purchaser has not invested more than 40% of its assets in the Notes (or beneficial interests therein) and/or other securities of the Company after giving effect to the purchase of the Notes (or beneficial interests therein) (unless all of the beneficial owners of such Purchaser’s securities are both Qualified Institutional Buyers and Qualified Purchasers).

11.                               The Purchaser agrees that the Company shall be entitled to require any Holder of the Notes (or a beneficial interest therein) that is determined not to have been both a Qualified Institutional Buyer and a Qualified Purchaser (and to have met the other requirements set forth in paragraphs 1 through 12 and paragraph 14 of this definition of “Representations of Purchasers”) at the time of acquisition of such Notes (or such beneficial interest) to sell such Notes (or such beneficial interest) in accordance with the provisions described in the third paragraph of the legend below.

12.                               The Purchaser understands that the Company may receive a list of participants holding positions in the Notes from the Depositary or any other depositary holding beneficial interests in the Notes.

13.                               The Purchaser and each person for which it is acting understands that any sale or transfer to a Person that does not comply with the requirements set forth in paragraphs 1 through 12 and paragraph 14 of this definition of “Representations of Purchasers” relating to the requirements for Qualified Institutional Buyers may, at the Company’s discretion, be considered void and of no effect and that any sale or transfer to a Person that does not comply with the requirements set forth in paragraphs 1 through 12 and paragraph 14 of this definition of “Representations of Purchasers” relating to the requirements for Qualified Purchasers will be void and of no effect.

14.                               The Purchaser agrees on its own behalf and on behalf of any investor account for which it is purchasing the Notes, and each subsequent Holder of the Notes by its acceptance thereof will agree, to offer, reoffer, sell or otherwise transfer such Notes only (i) to an investor that is both a Qualified Institutional Buyer and a Qualified Purchaser, and (ii) in accordance with all applicable securities laws of the United States, any state of the United States and any other applicable jurisdiction, subject in each case to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. Such Purchaser acknowledges that the Global Notes and any Physical Notes will bear a legend substantially to the following effect:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY U.S. STATE OR FOREIGN SECURITIES LAWS AND IAC FINANCECO 3, INC. (THE “COMPANY”) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). INTERESTS IN THIS NOTE MAY BE OFFERED, REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A OF THE SECURITIES ACT THAT ARE “QUALIFIED PURCHASERS” FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF AN INTEREST IN THIS NOTE AND EACH SUBSEQUENT HOLDER OF AN INTEREST IN THIS NOTE IS REQUIRED TO NOTIFY ANY PURCHASER OF AN INTEREST IN THIS NOTE OF THE ABOVE TRANSFER RESTRICTIONS AND WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS, WARRANTIES AND

COVENANTS SET FORTH UNDER “NOTICE TO INVESTORS; TRANSFER RESTRICTIONS—REPRESENTATIONS OF PURCHASERS” IN THE OFFERING MEMORANDUM FOR THE NOTES.

EACH PURCHASER (INCLUDING SUBSEQUENT TRANSFEREES) OF THE NOTES (OR A BENEFICIAL INTEREST HEREIN) WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED THAT:  (1) THE PURCHASER IS PURCHASING THE NOTES FOR ITS OWN ACCOUNT OR FOR A BENEFICIAL OWNER FOR WHICH SUCH PERSON IS ACTING AS FIDUCIARY OR AGENT WITH COMPLETE INVESTMENT DISCRETION AND WITH AUTHORITY TO BIND SUCH OTHER PERSON (THE PURCHASER, AND EACH SUCH BENEFICIAL OWNER, COLLECTIVELY, THE “PURCHASER”), AND NOT WITH A VIEW TO ANY PUBLIC RESALE OR DISTRIBUTION THEREOF; (2) THE PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION. NOTWITHSTANDING THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, THE NOTES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT TO INVESTORS THAT ARE QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN  SECTION  2 (A) (51) OF THE INVESTMENT COMPANY ACT); (3) THE PURCHASER IS A QUALIFIED INSTITUTIONAL BUYER AND ALSO A QUALIFIED PURCHASER. THE PURCHASER IS AWARE (AND ANY OTHER PERSON FOR WHICH SUCH PURCHASER IS PURCHASING IS AWARE) THAT ANY SALE OF THE NOTES TO IT WILL BE MADE IN RELIANCE ON RULE 144A AND SUCH ACQUISITION WILL BE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND QUALIFIED PURCHASER THAT IS ALSO AWARE THAT THE SALE TO IT IS BEING MADE IN RELIANCE ON RULE 144A; (4) THE PURCHASER IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER; (5) THE PURCHASER IS NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A  401 (K) PLAN, OR A TRUST HOLDING THE ASSETS OF SUCH A PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (6) THE PURCHASER AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR OTHERWISE ACQUIRING THE NOTES (OR BENEFICIAL INTERESTS THEREIN), WILL PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN); (7) THE PURCHASER WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE NOTES AND/OR OTHER SECURITIES OF THE COMPANY (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (8) IF THE PURCHASER IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR

SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (9) THE PURCHASER IS NOT A PARTNERSHIP; COMMON TRUST FUND; OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS; (10) THE PURCHASER HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE COMPANY AFTER GIVING EFFECT TO THE PURCHASE OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN) (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (11) THE PURCHASER AGREES THAT THE COMPANY SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THE NOTES (OR A BENEFICIAL INTEREST THEREIN) THAT IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 12 AND CLAUSE 14 OF THIS PARAGRAPH) AT THE TIME OF ACQUISITION OF SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO SELL SUCH NOTES (OR SUCH BENEFICIAL INTEREST) IN ACCORDANCE WITH THE PROVISIONS DESCRIBED BELOW; (12) THE PURCHASER UNDERSTANDS THAT THE COMPANY MAY RECEIVE A LIST OF THE PARTICIPANTS FROM DTC OR ANY OTHER DEPOSITARY HOLDING BENEFICIAL INTERESTS IN THE NOTES; (13) THE PURCHASER AND EACH PERSON FOR WHICH IT IS ACTING UNDERSTANDS THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 12 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED INSTITUTIONAL BUYERS MAY, AT THE DISCRETION OF THE COMPANY, BE CONSIDERED VOID AND OF NO EFFECT AND THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 12 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED PURCHASERS WILL BE VOID AND OF NO EFFECT; AND (14) THE PURCHASER AGREES ON ITS OWN BEHALF AND ON BEHALF OF AN INVESTOR ACCOUNT FOR WHICH IT IS PURCHASING THE NOTES, AND EACH SUBSEQUENT HOLDER OF THE NOTES BY ITS ACCEPTANCE THEREOF WILL AGREE, TO OFFER, REOFFER, SELL OR OTHERWISE TRANSFER SUCH NOTES ONLY (I) TO AN INVESTOR WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER

APPLICABLE JURISDICTION, SUBJECT IN EACH CASE TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED INSTITUTIONAL BUYER (OR FAILS TO MEET THE OTHER REQUIREMENTS SET FORTH HEREIN) AT THE TIME OF ACQUISITION THEREOF, THE COMPANY MAY REGARD THE TRANSACTION AS NULL AND VOID AND OF NO EFFECT. IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION THEREOF, THE TRANSACTION WILL BE NULL AND VOID AND OF NO EFFECT. IF THE PURCHASER OR ANY SUBSEQUENT PURCHASER OR TRANSFEREE OF A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS DETERMINED NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH ABOVE) AT THE TIME IT ACQUIRED SUCH NOTES (OR SUCH BENEFICIAL INTEREST), THE COMPANY MAY COMPEL SUCH PERSON TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN TO A PERSON THAT IS (I) A QUALIFIED INSTITUTIONAL BUYER AND (II) A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN). IF SUCH HOLDER (OR BENEFICIAL OWNER) FAILS TO EFFECT THE SALE OR TRANSFER, AS APPLICABLE, WITHIN SUCH 30-DAY PERIOD, THE COMPANY HAS THE RIGHT, WITHOUT FURTHER NOTICE TO SUCH HOLDER, TO COMPEL SUCH HOLDER TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO A PURCHASER SELECTED BY THE COMPANY THAT MEETS THE REQUIREMENTS SET FORTH HEREIN ON SUCH TERMS AS THE COMPANY MAY CHOOSE. THE COMPANY MAY SELECT THE PURCHASER BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE NOTES, AND SELLING SUCH NOTES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE COMPANY MAY SELECT A PURCHASER BY ANY OTHER MEANS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION.

ANY INFORMATION PROVIDED TO A PURCHASER OR A PROSPECTIVE TRANSFEREE SHALL BE FOR THE SOLE PURPOSE OF ASSESSING THE INVESTMENT IN THIS NOTE. AS A CONDITION OF ACCESS TO SUCH INFORMATION, EACH PURCHASER AGREES THAT NEITHER IT NOR ANY PROSPECTIVE TRANSFEREE MAY DISCLOSE ANY SUCH INFORMATION TO THIRD PARTIES OTHER THAN AS REQUIRED BY APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS, OR USE THE INFORMATION FOR ANY PURPOSE OTHER THAN INVESTMENT ANALYSIS.

15.                               The Purchaser has had access to such financial and other information concerning the Company and the Notes as it has deemed necessary in connection with its decision to purchase the Notes.  The Purchaser (i) has been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and other matters pertaining to an investment in the Notes, (ii) has been given the opportunity to request and review such additional information necessary to evaluate the merits and risks of a purchase of the Notes and to verify the accuracy of or to supplement the information contained in the Offering Memorandum to the extent the Company possesses such information and (iii) has received all documents and information reasonably necessary to make an investment decision, subject to contractual restrictions on the Company’s ability to disclose confidential information.  The Purchaser understands the terms, conditions and risks of the Notes and that the Notes involve a high degree of risk as described in the Offering Memorandum, including possible loss of the Purchaser’s entire investment.  The Purchaser has not relied upon any advice or recommendation of the Company, the Reference Entity, any Initial Purchaser or any of their respective Subsidiaries or Affiliates, and is making its own investment decision based upon its own judgment and upon the advice of such professional advisors, either employed or independently retained by the Purchaser, as it has deemed necessary to consult.  It has not relied on any other version of the Offering Memorandum other than, or any information other than information contained in, the final versions thereof in making its investment decision with respect to the Notes.  The Purchaser acknowledges that no Person has been authorized to give any information or to make any representations concerning the Company or the Notes other than those contained in the Offering Memorandum and, if given or made, such other information or representations have not been relied upon.  The Purchaser acknowledges that it has reviewed the Offering Memorandum, including the “Risk Factors” and the legends contained in the Offering Memorandum.

“Representatives of the Initial Purchasers” means J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, for themselves and as representatives of the several Initial Purchasers.

“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Reverse Spin-Off” shall have the meaning specified in Section 14.04(c)(ii).

“Reverse Spin-Off Valuation Period” shall have the meaning specified in Section 14.04(c)(ii)(A).

“Reverse Split-Off” shall have the meaning specified in Section 14.04(e)(ii).

“Reverse Split-Off Valuation Period” shall have the meaning specified in Section 14.04(e)(ii).

“Rights Distribution Period” shall have the meaning specified in Section 14.04(b).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Share Election Merger” shall have the meaning specified in Section 14.04(f)(i).

“Share Election Merger Composition Notice” shall have the meaning specified in Section 14.04(f)(i).

“Share Election Merger Exchangeable Basket” shall have the meaning specified in Section 14.04(f)(i).

“Share Election Merger Notice” shall have the meaning specified in Section 14.04(f).

“Share Election Merger Travel Conditions” shall have the meaning specified in Section 14.04(f)(i).

“Share Election Merger Valuation Period” shall have the meaning specified in Section 14.04(f)(i).

“Significant Subsidiary” means, (i) prior to the date of the consummation of any Reverse Spin-Off in which all of the Spin-Off Travel Conditions are met, any Reverse Split-Off in which all of the Split-Off Travel Conditions are met or any Share Election Merger in which all of the Share Election Merger Travel Conditions are met, any Subsidiary of the Reference Entity that guarantees the Credit Agreement or any Capital Markets Indebtedness of the Reference Entity or a domestic Subsidiary of the Reference Entity and (ii) on or after the date of the consummation of any Reverse Spin-Off in which all of the Spin-Off Travel Conditions are met, any Reverse Split-Off in which all of the Split-Off Travel Conditions are met or any Share Election Merger in which all of the Share Election Merger Travel Conditions are met, any Subsidiary of SpinCo, SplitCo or MergeCo, as the case may be, that guarantees any credit agreement with commitments or loans outstanding in excess of $150,000,000 or any Capital

Markets Indebtedness of SpinCo, SplitCo or MergeCo, as the case may be, or a domestic Subsidiary thereof.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon exchange as specified in the Settlement Notice related to any exchanged Notes.

“SpinCo” shall have the meaning specified in Section 14.04(c)(ii).

“Spin-Off” shall have the meaning specified in Section 14.04(c)(ii).

“Spin-Off Exchangeable Baskets” shall have the meaning specified in Section 14.04(c)(ii)(A).

“Spin-Off Notice” shall have the meaning specified in Section 14.04(c).

“Spin-Off Travel Conditions” shall have the meaning specified in Section 14.04(c)(ii)(A).

“SplitCo” shall have the meaning specified in Section 14.04(e)(ii).

“Split/Combination Effective Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Split-Off” shall have the meaning specified in Section 14.04(e)(ii).

“Split-Off Exchangeable Basket” shall have the meaning specified in Section 14.04(e)(ii).

“Split-Off Notice” shall have the meaning specified in Section 14.04(e).

“Split-Off Travel Conditions” shall have the meaning specified in Section 14.04(e)(ii).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Successor Holding Company Reference Entity” shall have the meaning specified in Section 11.05.

“Tax Extinguishment” means a deemed exchange of the Notes for U.S. federal income tax purposes pursuant to section 1001 of the U.S. Internal Revenue Code of 1986, as amended, in connection with a Reverse Spin-Off, Reverse Split-Off or Share Election Merger, as applicable.

“Tax Extinguishment Event” means any of the following:

(a)                                 (i) the Company delivers a Tax Extinguishment Notice to Holders, the Trustee and the Paying Agent, (ii) the effective date of the relevant Reverse Spin-Off, Reverse Split-Off or Share Election Merger occurs no earlier than the 10th Scheduled Trading Day following the date on which the Company delivers such Tax Extinguishment Notice, (iii) the Last Reported Sale Price of the Common Stock as of the Tax Extinguishment Test Date for such Reverse Spin-Off, Reverse Split-Off or Share Election Merger is greater than the Exchange Price in effect as of such Tax Extinguishment Test Date (each as determined immediately prior to consummation of such Reverse Spin-Off, Reverse Split-Off or Share Election Merger) and (iv) the Company has not, prior to 11:59 p.m. New York City time, on the Tax Extinguishment Test Date for such Reverse Spin-Off, Reverse Split-Off or Share Election Merger, delivered to the Trustee (A) a written opinion of independent legal counsel of recognized standing, to the effect that the Notes will be treated as debt for U.S. federal income tax purposes after the relevant Tax Extinguishment and (B) a written statement that the Company will, except to the extent otherwise required pursuant to a subsequent resolution of a U.S. federal tax audit or other U.S. federal income tax proceeding, continue to treat the Notes as debt for U.S. federal income tax purposes;

(b)                                 (i) the Company delivers a Tax Extinguishment Notice to Holders, the Trustee and the Paying Agent, (ii) the effective date of the relevant Reverse Spin-Off, Reverse Split-Off or Share Election Merger occurs no earlier than the 10th Scheduled Trading Day following the date on which the Company delivers such Tax Extinguishment Notice, (iii) either (x) the Last Reported Sale Price of the Common Stock on the original Tax Extinguishment Test Date for such Reverse Spin-Off, Reverse Split-Off or Share Election Merger was less than or equal to the Exchange Price in effect as of such Tax Extinguishment Test Date (each as determined immediately prior to consummation of such Reverse Spin-Off, Reverse Split-Off or Share Election Merger) or (y) the Company has delivered to the Trustee the opinion described in subclause (a)(iv) above prior to 11:59 p.m. New York City time, on the original Tax Extinguishment Test Date, (iv) the Company determines, or pursuant to the resolution of a U.S. federal income tax audit or other U.S. federal income tax proceeding it is determined, that a Tax Extinguishment occurred in respect of such Reverse Spin-Off, Reverse Split-Off or Share Election Merger on a date different from the date originally determined by the Company and on such new date the Last Reported Sale Price of the Common Stock is (or was) greater than the Exchange Price in effect as of such new date and (v) the Company has not, prior to 11:59 p.m., New York City time, on the date of such subsequent determination, delivered to the Trustee (A) a written opinion of independent legal counsel of recognized standing, to the effect that the Notes continued to be treated as debt for U.S. federal income tax purposes after the relevant Tax Extinguishment and (B) a written statement that the Company has consistently treated and will, except to the extent otherwise required pursuant to a subsequent resolution of a U.S. federal tax audit or other

U.S. federal income tax proceeding, continue to treat the Notes as debt for U.S. federal income tax purposes, in which case a Tax Extinguishment Event shall occur at 11:59 p.m. New York City time, on the date of such subsequent determination;

(c)                                  (i) the Company does not give a Tax Extinguishment Notice to Holders, the Trustee and the Paying Agent at least 10 Scheduled Trading Days prior to the date on which the relevant Reverse Spin-Off, Reverse Split-Off or Share Election Merger is expected to be consummated, (ii) the Company subsequently treats such Reverse Spin-Off, Reverse Split-Off or Share Election Merger, as applicable, as a Tax Extinguishment, (iii) the Last Reported Sale Price of the Common Stock as of the Tax Extinguishment Test Date for such Reverse Spin-Off, Reverse Split-Off or Share Election Merger is greater than the Exchange Price in effect as of such Tax Extinguishment Test Date (each as determined immediately prior to consummation of such Reverse Spin-Off, Reverse Split-Off or Share Election Merger) and (iv) the Company has not, prior to 11:59 p.m. New York City time, on the date of such subsequent treatment, delivered to the Trustee a written opinion of independent legal counsel of recognized standing, to the effect that the Notes continued to be treated as debt for U.S. federal income tax purposes after the relevant Tax Extinguishment and (B) a written statement that the Company has consistently treated and will, except to the extent otherwise required pursuant to a subsequent resolution of a U.S. federal tax audit or other U.S. federal income tax proceeding, continue to treat the Notes as debt for U.S. federal income tax purposes, in which case a Tax Extinguishment Event shall occur at 11:59 p.m. New York City time, on the date of such subsequent treatment; or

(d)                                 at any time as a result of the consummation of a Reverse Spin-Off, Reverse Split-Off or Share Election Merger, as applicable, or any related transaction, the Company no longer treats the Notes as debt for U.S. federal income tax purposes, in which case a Tax Extinguishment Event shall occur at the time of such treatment.

“Tax Extinguishment Notice” means, with respect to any Reverse Spin-Off, Reverse Split-Off or Share Election Merger, a notice from the Company delivered to Holders, the Trustee and the Paying Agent at least 10 Scheduled Trading Days prior to the date on which such Reverse Spin-Off, Reverse Split-Off or Share Election Merger is expected to be consummated stating (i) that the Company intends to treat such Reverse Spin-Off, Reverse Split-Off or Share Election Merger, as applicable, as a Tax Extinguishment, (ii) the anticipated Tax Extinguishment Test Date for such Tax Extinguishment and (iii) that the Company will be deemed to have elected to settle any exchanges of Notes in connection with the related Make-Whole Fundamental Change that will occur if such Tax Extinguishment gives rise to a Tax Extinguishment Event solely through Physical Settlement.

“Tax Extinguishment Test Date” means, in respect of any Reverse Spin-Off, Reverse Split-Off or Share Election Merger, the date on which a Tax Extinguishment is deemed to occur by the Company or, in the case of clause (b)(iv) of the definition of “Tax Extinguishment Event,” the Internal Revenue Service.

“Tax Extinguishment Test Date Notice” shall have the meaning specified in Section 4.09(c).

“Tax Notice” shall have the meaning specified in Section 4.09(d).

“Tax Treatment Notice” shall have the meaning specified in Section 4.09(d).

“Tender Offer Valuation Period” shall have the meaning specified in Section 14.04(e)(i).

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if the Common Stock (or such other security) is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided further that, for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such date of determination from three independent nationally recognized securities dealers the Company selects for this purpose; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer on a Trading Day, then the Trading Price per $1,000 principal amount of Notes for such Trading Day shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02.  References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03 or the Registration Rights Agreement. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.  Designation and Amount.  The Notes shall be designated as the “2.00% Exchangeable Senior Notes due 2030.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $500,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their over-allotment option as set forth in the Purchase Agreement), subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02.  Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture.  To the extent applicable, the Company, the Reference Entity and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, exchanges in accordance with Article 14, transfers or exchanges of Notes for other Notes permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture.  Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03.  Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.  (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $250,000 principal amount and integral multiples of $1,000 principal amount in excess thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note.  Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)                       The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Company shall pay interest (i) on any Physical Notes (A) to each Holder holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder at its address as it appears in the Note Register and (B) to each Holder holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Note Registrar in writing to the contrary or (ii) on any

Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)                        Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                                     The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable.

(ii)                                  The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(d)                       The Company and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable to a Holder pursuant to this Indenture such amounts as are required by applicable law to be deducted or withheld and paid over to a government authority by those entities (including in connection with any distributions that a Holder is deemed to have received for U.S. federal income tax purposes as a result of an adjustment or the nonoccurrence of an adjustment to the

Exchange Rate). Any amounts so deducted or withheld by the Company or the Paying Agent and so paid over to a governmental authority in accordance with applicable law shall be treated as having been paid to the relevant Holder for all purposes of this Indenture.

Section 2.04.  Execution, Authentication and Delivery of Notes.  The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually or by facsimile by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee such Notes nevertheless may be authenticated and delivered as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05.  Exchange of Notes for Other Notes and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.  (a) The Note Registrar shall keep a register (the register maintained in the Corporate Trust Office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange of Notes for other Notes, repurchase or exchange shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar or any co-Note Registrar for any registration of transfer of Notes or exchange of Notes for other Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange a Note for another Note or register a transfer of (i) any Notes surrendered for exchange or, if a portion of any Note is surrendered for exchange, such portion thereof surrendered for exchange, in each case, in accordance with Article 14, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for Optional Redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer of Notes or exchange of Notes for other Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer of Notes or exchange of Notes for other Notes.

(b)                       So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)                        Every Note (together with any Common Stock delivered upon exchange of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer with respect to the Common Stock shall be eliminated or otherwise waived by written consent of the Company and the Reference Entity, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing such Note shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY U.S. STATE OR FOREIGN SECURITIES LAWS AND IAC FINANCECO 3, INC. (THE “COMPANY”) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). INTERESTS IN THIS NOTE MAY BE OFFERED, REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A OF THE SECURITIES ACT THAT ARE “QUALIFIED PURCHASERS” FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF AN INTEREST IN THIS NOTE AND EACH SUBSEQUENT HOLDER OF AN INTEREST IN THIS NOTE IS REQUIRED TO NOTIFY ANY PURCHASER OF AN INTEREST IN THIS NOTE OF THE ABOVE TRANSFER RESTRICTIONS AND WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH UNDER “NOTICE TO INVESTORS; TRANSFER RESTRICTIONS—REPRESENTATIONS OF PURCHASERS” IN THE OFFERING MEMORANDUM FOR THE NOTES.

EACH PURCHASER (INCLUDING SUBSEQUENT TRANSFEREES) OF THE NOTES (OR A BENEFICIAL INTEREST HEREIN) WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED THAT:  (1) THE PURCHASER IS PURCHASING THE NOTES FOR ITS OWN ACCOUNT OR FOR A BENEFICIAL OWNER FOR WHICH SUCH PERSON IS ACTING AS FIDUCIARY OR AGENT WITH COMPLETE INVESTMENT DISCRETION AND WITH AUTHORITY TO BIND SUCH OTHER PERSON (THE PURCHASER, AND EACH SUCH BENEFICIAL OWNER, COLLECTIVELY, THE “PURCHASER”), AND NOT WITH A VIEW TO ANY PUBLIC RESALE OR DISTRIBUTION THEREOF; (2) THE PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION. NOTWITHSTANDING THE AVAILABILITY OF AN EXEMPTION FROM THE

REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, THE NOTES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT TO INVESTORS THAT ARE QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT); (3) THE PURCHASER IS A QUALIFIED INSTITUTIONAL BUYER AND ALSO A QUALIFIED PURCHASER. THE PURCHASER IS AWARE (AND ANY OTHER PERSON FOR WHICH SUCH PURCHASER IS PURCHASING IS AWARE) THAT ANY SALE OF THE NOTES TO IT WILL BE MADE IN RELIANCE ON RULE 144A AND SUCH ACQUISITION WILL BE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND QUALIFIED PURCHASER THAT IS ALSO AWARE THAT THE SALE TO IT IS BEING MADE IN RELIANCE ON RULE 144A; (4) THE PURCHASER IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER; (5) THE PURCHASER IS NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(K) PLAN, OR A TRUST HOLDING THE ASSETS OF SUCH A PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (6) THE PURCHASER AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR OTHERWISE ACQUIRING THE NOTES (OR BENEFICIAL INTERESTS THEREIN), WILL PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN); (7) THE PURCHASER WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE NOTES AND/OR OTHER SECURITIES OF THE COMPANY (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (8) IF THE PURCHASER IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (9) THE PURCHASER IS NOT A PARTNERSHIP; COMMON TRUST FUND; OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS; (10) THE PURCHASER HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE COMPANY AFTER GIVING EFFECT TO THE PURCHASE OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN) (UNLESS ALL OF THE BENEFICIAL OWNERS OF

SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (11) THE PURCHASER AGREES THAT THE COMPANY SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THE NOTES (OR A BENEFICIAL INTEREST THEREIN) THAT IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 12 AND CLAUSE 14 OF THIS PARAGRAPH) AT THE TIME OF ACQUISITION OF SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO SELL SUCH NOTES (OR SUCH BENEFICIAL INTEREST) IN ACCORDANCE WITH THE PROVISIONS DESCRIBED BELOW; (12) THE PURCHASER UNDERSTANDS THAT THE COMPANY MAY RECEIVE A LIST OF THE PARTICIPANTS FROM DTC OR ANY OTHER DEPOSITARY HOLDING BENEFICIAL INTERESTS IN THE NOTES; (13) THE PURCHASER AND EACH PERSON FOR WHICH IT IS ACTING UNDERSTANDS THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 12 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED INSTITUTIONAL BUYERS MAY, AT THE DISCRETION OF THE COMPANY, BE CONSIDERED VOID AND OF NO EFFECT AND THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 12 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED PURCHASERS WILL BE VOID AND OF NO EFFECT; AND (14) THE PURCHASER AGREES ON ITS OWN BEHALF AND ON BEHALF OF AN INVESTOR ACCOUNT FOR WHICH IT IS PURCHASING THE NOTES, AND EACH SUBSEQUENT HOLDER OF THE NOTES BY ITS ACCEPTANCE THEREOF WILL AGREE, TO OFFER, REOFFER, SELL OR OTHERWISE TRANSFER SUCH NOTES ONLY (I) TO AN INVESTOR WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH CASE TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED INSTITUTIONAL BUYER (OR FAILS TO MEET THE OTHER REQUIREMENTS SET FORTH HEREIN) AT THE TIME OF ACQUISITION THEREOF, THE COMPANY MAY REGARD THE TRANSACTION AS NULL AND VOID AND OF NO EFFECT. IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION THEREOF, THE TRANSACTION WILL BE NULL AND VOID AND OF NO EFFECT. IF THE PURCHASER OR ANY SUBSEQUENT PURCHASER OR TRANSFEREE OF A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS DETERMINED NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH ABOVE) AT THE TIME IT ACQUIRED SUCH NOTES (OR SUCH BENEFICIAL INTEREST), THE COMPANY MAY COMPEL SUCH PERSON TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR

SUCH BENEFICIAL INTEREST) WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN TO A PERSON THAT IS (I) A QUALIFIED INSTITUTIONAL BUYER AND (II) A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN). IF SUCH HOLDER (OR BENEFICIAL OWNER) FAILS TO EFFECT THE SALE OR TRANSFER, AS APPLICABLE,  WITHIN SUCH 30-DAY PERIOD, THE COMPANY HAS THE RIGHT, WITHOUT FURTHER NOTICE TO SUCH HOLDER, TO COMPEL SUCH HOLDER TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO A PURCHASER SELECTED BY THE COMPANY THAT MEETS THE REQUIREMENTS SET FORTH HEREIN ON SUCH TERMS AS THE COMPANY MAY CHOOSE. THE COMPANY MAY SELECT THE PURCHASER BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE NOTES, AND SELLING SUCH NOTES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE COMPANY MAY SELECT A PURCHASER BY ANY OTHER MEANS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION.

ANY INFORMATION PROVIDED TO A PURCHASER OR A PROSPECTIVE TRANSFEREE SHALL BE FOR THE SOLE PURPOSE OF ASSESSING THE INVESTMENT IN THIS NOTE. AS A CONDITION OF ACCESS TO SUCH INFORMATION, EACH PURCHASER AGREES THAT NEITHER IT NOR ANY PROSPECTIVE TRANSFEREE MAY DISCLOSE ANY SUCH INFORMATION TO THIRD PARTIES OTHER THAN AS REQUIRED BY APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS, OR USE THE INFORMATION FOR ANY PURPOSE OTHER THAN INVESTMENT ANALYSIS.

If any Person acquiring a Note (or a beneficial interest therein) is not a Qualified Institutional Buyer (or fails to meet the Representations of Purchasers) at the time of acquisition thereof, the Company may regard the transaction as null and void and of no effect.  If any Person acquiring a Note (or a beneficial interest therein) is not a Qualified Purchaser at the time of acquisition thereof, the transaction shall be null and void and of no effect.  If the purchaser or any subsequent purchaser or transferee of a Note (or a beneficial interest therein) is determined not to have been a Qualified Institutional Buyer and a Qualified Purchaser (and to have met the other requirements as set forth under the Representations of Purchasers) at the time it acquired such Notes (or such beneficial interest), the Company may compel such Person to sell or transfer, as applicable, such Notes (or such beneficial interest) within 30 days after notice of the sale requirement is given, to a Person that is a Qualified Institutional Buyer and a Qualified Purchaser (and meets the other requirements as set forth under the Representations of Purchasers).  If such Holder (or beneficial owner) fails to effect the sale or transfer, as applicable, within such 30-day period, the Company has the right, without further notice to such Holder, to compel such Holder to sell or transfer, as applicable, such Notes (or such beneficial interest) to a purchaser selected by the Company who meets the requirements set forth under the Representations of Purchasers on such terms as the Company may choose. The Company may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such Notes to the highest such bidder. However, the Company may select a purchaser by any other means determined by the Company in its sole discretion.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note.  Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee or Note Registrar, as applicable.  Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered, provided that each such Person has delivered to the Trustee either (a) a fully completed, signed certification substantially to the effect that such Person is not transferring its interest at the time of such exchange or (b) in the case of simultaneous exchange and transfer to another Person pursuant to this Indenture, an Investor Representation Letter from such transferee Person.  No transfer of a Physical Note may be made except upon delivery to the Company and the Trustee of a duly executed Investor Representation Letter.

At such time as all interests in a Global Note have been exchanged, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Reference Entity, the Trustee or any agent of the Company, the Reference Entity or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)         Until the date (the “Common Stock Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the issuance date of the relevant shares of Common Stock or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any stock certificate representing Common Stock issued upon exchange of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the Reference Entity with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                                 REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                                 AGREES FOR THE BENEFIT OF [THE REFERENCE ENTITY] (THE “REFERENCE ENTITY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE DATE THE ACQUIRER BECAME A RECORD HOLDER OF THIS SECURITY OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y)

SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                               TO THE REFERENCE ENTITY OR ANY SUBSIDIARY THEREOF, OR

(B)                               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE REFERENCE ENTITY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

The Reference Entity will direct and use reasonable best efforts to cause the transfer agent for the Common Stock to remove the restrictive legend required by this Section 2.05(d) promptly following written request by the holder of any Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; provided that the written request of such holder shall be accompanied by (in the case of clause (iii) only) any documentation reasonably requested by the Reference Entity or the transfer agent for the Common Stock, including a broker’s confirmation that the disposition is being made in reliance on Rule 144 or any similar provision then in force under the Securities Act.

If at any time the Notes become convertible into, rather than exchangeable for, Common Stock because the issuer of the Notes is also the Reference Entity, the Common Stock Resale Restriction Termination Date shall instead be the later of (i) the date that is one year after the Notes so become convertible instead of exchangeable, or such shorter period of time as permitted by Rule 144 or any successor provision thereto and (ii) such later date, if any, as may be required by applicable law.

(e)          Any shares of Common Stock delivered upon the exchange of a Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Common Stock no longer being a “restricted security” (as defined in Rule 144).  The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.   Whenever the Notes are convertible into, rather than exchangeable for, Common Stock because the issuer of the Notes is also the Reference Entity, any Note that is repurchased or owned by any Affiliate of such issuer may not be resold by such Affiliate.

Section 2.06.  Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case the applicant for a substituted Note shall furnish to the Company, to the Reference Entity, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Reference Entity, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company, the Reference Entity and, if applicable, such authenticating agent may require.  No service charge shall be imposed by the Company, the Reference Entity, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.  In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company and the Reference Entity, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, exchange or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.  Temporary Notes.  Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes.  Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08.  Cancellation of Notes Paid, Exchanged, Etc.  All Notes surrendered for payment, repurchase, redemption, registration of transfer or exchange (including, without limitation, an exchange for cash, for shares of Common Stock or for a combination of cash and shares of Common Stock) to the Company or any of the Company’s agents, Subsidiaries or Affiliates shall be delivered to the Trustee for cancellation.  All Notes delivered to the Trustee shall be canceled promptly by it. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation.  The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09.  CUSIP Numbers.  The Company shall cause the “CUSIP” number obtained for each Global Note to have an attached “fixed field” that contains “3c7” and “144A” indicators. The Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10.  Additional Notes; Repurchases.  The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price, the first interest payment date and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate “CUSIP” number.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request.  In addition, the Reference Entity or its Controlled Affiliates may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or otherwise, whether by the Reference Entity or its Controlled Affiliates or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.  Any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) shall be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered “outstanding” under this Indenture upon their delivery to the Trustee for cancellation.

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01.  Satisfaction and Discharge.  This Indenture and the Notes shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the Notes, when (a) (i) all outstanding Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or exchanged as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash or cash and/or shares of Common Stock (solely to satisfy the Company’s Exchange Obligation), as applicable, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.  Payment of Principal and Interest.  The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02.  Maintenance of Office or Agency.  The Company will maintain in the contiguous United States an office or agency where the Notes may be surrendered for registration of transfer of Notes or exchange of Notes for other Notes or for presentation for payment or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in Highlands Ranch, Colorado.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office as the office or agency in the contiguous United States where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company may change the Paying Agent or Note Registrar without prior notice to the Holders, and the Company may act as Paying Agent or Note Registrar.

Section 4.03.  Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04.  Provisions as to Paying Agent.  (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)                                     that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase

Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)                                  that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)                               that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)                       If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)                        Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)                       Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon exchange of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon exchange has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.

Section 4.05.  Existence.  Subject to Article 11, each of the Company (as long as the Company is the issuer of the Notes) and the Reference Entity shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

Section 4.06.  Rule 144A Information Requirement and Annual Reports.  (a) At any time either the Company or the Reference Entity is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock deliverable upon exchange thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon written request, provide to the Trustee or any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock deliverable upon exchange of such Notes, as applicable, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.  The Company and the Reference Entity shall take such further action as any Holder or beneficial owner of such Notes may reasonably request in writing to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

(b)                       The Company or the Reference Entity shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Reference Entity is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Any such document or report that the Reference Entity files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed by the Company with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or any successor thereto).  For the avoidance of doubt, any failure to comply with such requirement with respect to any document or report required to be filed with the Commission shall be cured upon the filing of such document or report with the Commission or delivery of such document or report to the Trustee.

(c)                        Delivery of the reports and documents described in Section 4.06(b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 4.07.  Stay, Extension and Usury Laws.  Each of the Company and the Reference Entity covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or the Reference Entity from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and each of the Company and the Reference Entity (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08.  Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether the signers thereof have knowledge of any default during the previous year, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as reasonably practicable, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company shall not be required to deliver such notice if the Event of Default or Default has been cured.

Section 4.09.  Covenants Regarding Tax Extinguishment Events.  The Company hereby agrees:

(a)                       that the Company shall be deemed to have elected to settle, and the Company shall settle, any exchanges of Notes “in connection with” (as such term is used in Section 14.03(a)) a Make-Whole Fundamental Change pursuant to a Tax Extinguishment Event solely through Physical Settlement;

(b)                       that if the Company intends to treat a Reverse Spin-Off, Reverse Split-Off or Share Election Merger as a Tax Extinguishment, the Company shall deliver a Tax Extinguishment Notice to Holders, the Trustee and the Paying Agent at least 10 Scheduled Trading Days prior to the date on which such Reverse Spin-Off, Reverse Split-Off or Share Election Merger is expected to be consummated, and that if the Company does not intend to treat a Reverse Spin-Off, Reverse Split-Off or Share Election Merger as a Tax Extinguishment, the Company shall not give such a Tax Extinguishment Notice to Holders, the Trustee or the Paying Agent;

(c)                        that the Company shall notify Holders as soon as reasonably practicable following the actual Tax Extinguishment Test Date for any Tax Extinguishment of such actual Tax Extinguishment Test Date (for the avoidance of doubt, whether such Tax Extinguishment Test Date is described in clause (a), (b) or (c) of the definition of “Tax Extinguishment Event”) (each such notice, a “Tax Extinguishment Test Date Notice”); and

(d)                       that if at any time following the consummation of a Reverse Spin-Off, Reverse Split-Off or Share Election Merger, as applicable, the Company determines that the Company will no longer treat the Notes as debt for U.S. federal income tax purposes, the Company shall notify Holders and the Trustee as soon as reasonably practicable following such determination (whether voluntary or required) (a “Tax Treatment Notice” and, together with any Tax Extinguishment Notice or Tax Extinguishment Test Date Notice, a “Tax Notice”).

Section 4.10.  Risk Notices.  The Company shall take those actions set forth in the Offering Memorandum in the section entitled “Notice to Investors; Transfer Restrictions” under the captions “Reminder Notices,” “DTC Actions with Respect to the Notes,” “Bloomberg Screens, Etc.,” “CUSIPs” and “Legends” at the times, or otherwise, as set forth therein.  The Company shall prepare and deliver to the Trustee no later than two Business Days prior to the second Interest Payment Date in each calendar year commencing in 2020, and the Trustee shall deliver to each Holder, with a copy to the Depositary, on such Interest Payment Date, a reminder notice substantially in the form attached hereto as Exhibit C (as modified or supplemented to cure any ambiguity or error or to incorporate additional information as may be provided).

Section 4.11.  Fraudulent Conveyance and Fraudulent Transfer.  The Company and the Reference Entity hereby covenant and agree that the Company and the Reference Entity shall not effect any Spin-Off, Split-Off or Share Election Merger in violation of applicable fraudulent conveyance and fraudulent transfer laws.

Section 4.12.  Further Instruments and Acts.  Upon written request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper as determined by the Company to carry out more effectively the purposes of this Indenture.

ARTICLE 5
LISTS OF HOLDERS

Section 5.01.  Lists of Holders.  At any time any Notes are held as Physical Notes, each of the Company and the Reference Entity covenants and agrees that it will use commercially reasonable efforts to furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each January 1 and July 1 in each year beginning with January 1, 2020, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list shall be required to be furnished by the Company or the Reference Entity so long as the Trustee is acting as Note Registrar.

Section 5.02.  Preservation and Disclosure of Lists.  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)                       default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)                       default in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)                        failure by the Company to comply with its obligation to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right and such failure continues for a period of 5 days;

(d)                       failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c), notice of a specified corporate event in accordance with Section 14.01(b)(ii) or Section 14.01(b)(iii), or a Spin-Off Notice, a Split-Off Notice or a Share Election Merger Notice, in each case, when due;

(e)                        failure by the Company or any Reference Entity to comply with its obligations under Article 11;

(f)                         failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)                        default by the Company, the Reference Entity or any Significant Subsidiary of the Company or the Reference Entity with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured, any indebtedness for money borrowed in excess of $150,000,000 (or its foreign currency equivalent) in the aggregate of the Company, the Reference Entity or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable on its maturity date, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration or failure to pay is not cured, waived, rescinded, stayed or annulled or such indebtedness is not discharged, as applicable, within a period of 30 days after written notice of such indebtedness becoming due and payable or written notice of such failure, as the case may be, has been received from the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes;

(h)         a final judgment or judgments for the payment of $150,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company, the Reference Entity or any Significant Subsidiary of the Company or the Reference Entity, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)             the Company, the Reference Entity or any of the Company’s or the Reference Entity’s Significant Subsidiaries shall pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commence a voluntary case;

(ii)                                  consent to the entry of an order for relief against it in an involuntary case;

(iii)                               consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or for all or substantially all of its assets; or

(iv)                              make a general assignment for the benefit of creditors.

(j)                          a court of competent jurisdiction shall enter an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company, the Reference Entity or any Significant Subsidiary of the Company or the Reference Entity as debtor in an involuntary case;

(ii)                                  appoints a trustee, receiver, liquidator, custodian or other similar official of the Company, the Reference Entity or any such Significant Subsidiary of the Company or the Reference Entity or all or substantially all of its assets; or

(iii)                               orders the liquidation of the Company, the Reference Entity or any Significant Subsidiary of the Company or the Reference Entity,

and such order or decree shall remain undismissed and unstayed for a period of 60 consecutive days;

(k)                       the Reference Entity repudiates in writing its obligations under the Guarantee or, except as permitted under this Indenture, the Guarantee, if any, shall for any reason cease to be in full force and effect; or

(l)                           failure by the Company to timely deliver a Tax Notice when required (provided, for the avoidance of doubt, that no Event of Default shall have occurred if no such Tax Notice was delivered pursuant to the Company’s good faith determination at the time such Tax Notice otherwise would have been required to be delivered that no such Tax Notice was required).

Section 6.02.  Acceleration; Rescission and Annulment.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may (and the Trustee, at the written request of such Holders, shall) declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding.  If an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive any or all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon exchange of the Notes.

Section 6.03.  Additional Interest; Registration Default Damages.  Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall (i) for the first 60 days after the occurrence of such an Event of Default (beginning on, and including, the date on which such Event of Default first occurs), consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during such 60-day period on which such Event of Default is continuing and (ii) for the period from, and including, the 61st day after the occurrence of such an Event of Default to, and including, the 120th day after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during such additional 60-day period on which such an Event of Default is continuing.  If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and shall be in addition to, not in lieu of, any Registration Default Damages payable pursuant to the Registration Rights Agreement.  On the 121st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 121st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02.  The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b).  In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 120 days after the occurrence of an Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs.  Upon the failure to timely give such notice and the Company’s failure to comply with its obligations as set forth in Section 4.06(b), the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Any Registration Default Damages payable pursuant to the Registration Rights Agreement shall accrue on the relevant Notes from, and including, the day following the relevant Registration Default to, but excluding, the earlier of (1) the day on which such Registration Default has been cured and (2) the date the registration statement is no longer required to be kept effective for the Common Stock under the Registration Rights Agreement.  The Registration Default Damages shall be paid to the relevant Holder(s) semiannually in arrears on each Interest Payment Date to the Person in whose name a Note that is entitled to such Registration Default Damages is registered at the close of business on the immediately preceding Regular Record Date and will accrue at a rate per year equal to 0.25% of the principal amount of the relevant Notes to, and including, the 90th day following such Registration Default, and 0.50% of the principal amount of the relevant Notes from and after the 91st day following such Registration Default.

Section 6.04.  Payments of Notes on Default; Suit Therefor.  If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06.  If the Company shall fail to pay such amounts forthwith upon such demand, the

Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Reference Entity, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Reference Entity, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05.  Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon exchange of, the Notes in default in the order of the date due of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, the Fundamental Change Repurchase Price and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and any cash due upon exchange) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, the

Fundamental Change Repurchase Price and any cash due upon exchange) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06.  Proceedings by Holders.  Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price or the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)                       such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)                       Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)                        such Holders shall have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)                       the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(e)                        no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein).  For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such

Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, on or after the applicable due date, as the case may be.

Section 6.07.  Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08.  Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09.  Direction of Proceedings and Waiver of Defaults by Majority of Holders.  The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver (or cause the payment or delivery of), as the case may be, the consideration due upon exchange of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.  Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10.  Notice of Defaults.  The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon exchange, the Trustee may withhold such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11.  Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note, or receive the consideration due upon exchange, in accordance with the provisions of Article 14.

ARTICLE 7
CONCERNING THE TRUSTEE

Section 7.01.  Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the degree of care that a prudent person would use in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)                       prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)                                     the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)                       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)                        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)                       the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, so long as the Trustee’s conduct does not constitute negligence or willful misconduct;

(e)                        whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(f)                         the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(g)                        if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a  Responsible Officer of the Trustee had actual knowledge of such event;

(h)                       in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(i)                           in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Exchange Agent, Bid Solicitation Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Exchange Agent, Bid Solicitation Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02.  Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 7.01:

(a)                       the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)                       any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)                        the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)                       the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)                        the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)                         the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)                        in no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h)                       the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, except (i) any Event of Default occurring pursuant to clause (a) or (b) of Section 6.01 or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes;

(i)                           the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(j)                          the Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee.

Section 7.03.  No Responsibility for Recitals, Etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04.  Trustee, Paying Agents, Exchange Agents, Bid Solicitation Agent or Note Registrar May Own Notes.  The Trustee, any Paying Agent, any Exchange Agent, Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent, Bid Solicitation Agent or Note Registrar.

Section 7.05.  Monies and Shares of Common Stock to Be Held in Trust.  All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money and shares of Common

Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06.  Compensation and Expenses of Trustee.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith.  The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises.  The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company.  The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07.  Officers’ Certificate as Evidence.  Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08.  Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09.  Resignation or Removal of Trustee.  (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Company’s Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

(b)                       In case at any time any of the following shall occur:

(i)                                     the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)                                  the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Company’s Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)                        The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)                       Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10.  Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders.  If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11.  Succession by Merger, Etc.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12.  Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8
CONCERNING THE HOLDERS

Section 8.01.  Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date, if one is selected, shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02.  Proof of Execution by Holders.  Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03.  Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price, any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Physical Note in accordance with the provisions of this Indenture.

Section 8.04.  Company-Owned Notes Disregarded.  In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by the Reference Entity, by any Subsidiary thereof or by any Affiliate of the Company or the Reference Entity or any Subsidiary of the Company or the Reference Entity shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, the Reference Entity, a Subsidiary of the Company or the Reference Entity or an Affiliate of the Company or the Reference Entity or a Subsidiary thereof.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company or the Reference Entity to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05.  Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9
HOLDERS’ MEETINGS

Section 9.01.  Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)                       to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)                       to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)                        to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)                       to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02.  Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes.  Such notice shall also be delivered to the Company.  Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03.  Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04.  Qualifications for Voting.  To be entitled to vote at any meeting of Holders, a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05.  Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.  Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02.  The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07.  No Delay of Rights by Meeting.  Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01.  Supplemental Indentures Without Consent of Holders.  Without the consent of any Holder, the Company, the Reference Entity and the Trustee, at the Company’s expense, may from time to time and at any time enter into any amendment, supplement or waiver for one or more of the following purposes:

(a)                       to cure any ambiguity, omission, defect or inconsistency;

(b)                       to provide for the assumption by a Successor Company or other successor corporation of the obligations of the Company or the Reference Entity under this Indenture and the Notes pursuant to Article 11 or Section 14.04, including pursuant to a Spin-Off, Split-Off, Share Election Merger or Permitted HoldCo Transaction;

(c)                        to add guarantees with respect to the Notes;

(d)                       to secure the Notes;

(e)                        to add covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)                         to make any change that does not materially adversely affect the rights of any Holder;

(g)                        in connection with any Merger Event, to provide that the Notes are convertible into or exchangeable for Reference Property, subject to the provisions of Section 14.02, and make changes to the terms of the Notes to the extent expressly required by Section 14.07;

(h)                       in connection with any transaction described under Section 11.05, to make changes to the terms of the Notes solely to reflect any Successor Holding Company Reference Entity’s status as the Reference Entity;

(i)                           in connection with any Reverse Spin-Off, to make changes to the terms of the Notes (including, without limitation, to provide that the Notes are exchangeable for Spin-Off Exchangeable Baskets) in accordance with Section 14.04(c);

(j)                          in connection with any Reverse Split-Off, to make changes to the terms of the Notes (including, without limitation, to provide that the Notes are exchangeable for Split-Off Exchangeable Baskets) in accordance with Section 14.04(e);

(k)                       in connection with any Share Election Merger, to make changes to the terms of the Notes (including, without limitation, to provide that the Notes are exchangeable for Share Election Merger Exchangeable Baskets) in accordance with Section 14.04(f); or

(l)                           to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company and the Reference Entity in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained. The Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any amendment, supplement or waiver authorized by the provisions of this Section 10.01 may be executed by the Company, the Reference Entity and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.  Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and the Reference Entity may from time to time and at any time enter into any amendment, supplement or waiver; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment, supplement or waiver shall:

(a)                       reduce the aggregate principal amount of Notes whose Holders must consent to an amendment;

(b)                       reduce the rate of or extend the stated time for payment of interest on any Note;

(c)                        reduce the principal of or extend the Maturity Date of any Note;

(d)                       make any change that adversely affects the exchange rights of any Notes other than in accordance with the provisions of this Indenture;

(e)                        reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                         make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g)                        change the ranking of the Notes;

(h)                       make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09; or

(i)                           other than in accordance with the provisions of this Indenture, release any Person who guarantees the Notes from its Guarantee.

Upon the written request of the Company, and upon the receipt by the Trustee of evidence of the consent of Holders as provided in Article 8 and subject to Section 10.05, the Trustee shall join with the Company and the Reference Entity in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver.  It shall be sufficient if such Holders approve the substance thereof.  After any amendment, supplement or waiver becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 10.03.  Effect of Supplemental Indentures.  Upon the execution of any amendment, supplement or waiver pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Reference Entity and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such amendment, supplement or waiver, and any such amendment, supplement or waiver shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.  Notation on Notes.  Notes authenticated and delivered after the execution of any amendment, supplement or waiver pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05.  Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.  In addition to the documents required by Section 17.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any amendment, supplement or waiver executed pursuant hereto complies with the requirements of this Article 10 and is permitted by this Indenture.

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.  Company and Reference Entity May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 11.02, neither the Company nor the Reference Entity shall (x) consolidate with or merge with or into another Person (in the case of clause (x), other than a Share Election Merger) or (y) sell, convey, transfer or lease all or substantially all of the Company’s or the Reference Entity’s, as applicable, consolidated properties and assets to another Person (in the case of clause (y), other than (1) pursuant to a Spin-Off, Split-Off or Share Election Merger or (2) a sale, conveyance, transfer or lease of all or substantially all of the consolidated properties and assets of the Reference Entity to one or more of its Wholly Owned Subsidiaries), in either case, unless:

(a)                       the resulting, surviving or transferee Person (the “Successor Company”) (if not the Company or the Reference Entity, as applicable) (determined as of the open of business on the immediately succeeding Trading Day) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company or the Reference Entity, as applicable) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement or the Reference Entity’s obligations under the Guarantee and under the Registration Rights Agreement, as applicable;

(b)                       immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c)                        if upon the occurrence of any such consolidation, merger, sale, conveyance, transfer or lease the Notes would become convertible into or exchangeable for securities issued by an issuer other than the Successor Company, the issuer of the securities into (or for) which the Notes have become convertible (or exchangeable) shall guarantee, on a senior unsecured basis, the Successor Company’s obligations under the Notes and this Indenture and shall enter into a joinder agreement to the Registration Rights Agreement in accordance with the terms of the Registration Rights Agreement.

Section 11.02.  Successor Company to Be Substituted.  Upon any such consolidation, merger or sale, conveyance, transfer or lease, the Successor Company (if not the Company or the Reference Entity, as applicable) shall succeed to, and may exercise every right and power of, the Company’s under this Indenture, the Notes and the Registration Rights Agreement or the Reference Entity’s under the Guarantee and the Registration Rights Agreement with the same effect as if such Successor Company had been named as the Company or the Reference Entity (as applicable) herein and, except in the case of any such lease, the Company or the Reference Entity, as applicable, shall be discharged from the Company’s or the Reference Entity’s obligations under the Notes, this Indenture, the Registration Rights Agreement or the Guarantee (as applicable).

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes and the Guarantee thereafter to be issued as may be appropriate.

Section 11.03.  Opinion of Counsel to Be Given to Trustee.  No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

Section 11.04.  Additional Agreements. (a) Notwithstanding anything to the contrary in this Indenture, the Company may merge with or into the Reference Entity pursuant to, and in compliance with, this Article 11.

(b)                       Notwithstanding the foregoing in this Article 11 or anything to the contrary in this Indenture, at any time when the Company and the Reference Entity are different entities, the Company may (x) be liquidated or dissolved or (y) merge with and into the Reference Entity, in either case, if substantially concurrently with such liquidation, dissolution or merger, as the case may be, (1) the Reference Entity expressly assumes, by supplemental indenture all of the Company’s obligations under the Notes, this Indenture and the Registration Rights Agreement, and (2) the Company transfers or causes to be transferred all or substantially all of the Company’s assets to the Reference Entity and/or the Reference Entity acquires from the Company all or substantially all of the Company’s assets, including, in each case, by way of merger.

Section 11.05.  Formation of a Successor Holding Company Reference Entity.  At any time following the date of the Offering Memorandum, on one or more occasions, the Reference

Entity at such time may become a Wholly Owned Subsidiary of a parent corporation (any such transaction, a “Permitted HoldCo Transaction”) if (i) such parent entity (the “Successor Holding Company Reference Entity”) was an Affiliate of the Reference Entity immediately prior to the consummation of the Permitted HoldCo Transaction, (ii) the Successor Holding Company Reference Entity guarantees, on a senior unsecured basis, the obligations of the Company (or, if the Reference Entity has become the issuer of the notes, the Reference Entity’s obligations) under the Notes and this Indenture, (iii) the Successor Holding Company Reference Entity enters into a joinder agreement to the Registration Rights Agreement in accordance with the terms of the Registration Rights Agreement, (iv) the Notes become exchangeable for the common stock of the Successor Holding Company Reference Entity in accordance with, and at an Exchange Rate determined in accordance with, Section 14.07, (v) upon the consummation of the Permitted HoldCo Transaction, the common stock of the Successor Holding Company Reference Entity for which the Notes become exchangeable is or, when issued, will be listed or admitted for trading on a U.S. national securities exchange, (vi) the Company, the Successor Holding Company Reference Entity and the Trustee enter into a supplemental indenture in accordance with Section 14.07 (which supplemental indenture shall also provide for any conforming changes to the terms of the Notes and the related Guarantee as the Company, acting in good faith and in a commercially reasonable manner, determines appropriate solely to reflect the Successor Holding Company Reference Entity’s status as the guarantor of the Notes and the issuer of the Common Stock) and (vii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under this Indenture.  In such case, the existing Reference Entity shall be released in full from its Guarantee of the Notes and the Registration Rights Agreement, and the Successor Holding Company Reference Entity shall become the Reference Entity.

ARTICLE 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.  Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement (including the delivery of any Common Stock upon any exchange) of the Company or the Reference Entity in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or the Reference Entity or of any successor, either directly or through the Company or the Reference Entity (as the case may be) or any successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE 13
GUARANTEE

Section 13.01. Guarantee.  By its execution hereof, the Reference Entity acknowledges and agrees that it receives substantial benefits from the Company and that the Reference Entity is providing its guarantee (the “Guarantee”) for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 13, the Reference Entity hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the Redemption Price and Fundamental Change Repurchase Price, as the case may be, pursuant to Article 15 or Article 16, as applicable), premium, if any, interest and Additional Interest (including any Registration Default Damages as contemplated by the Registration Rights Agreement), if any, on the Notes and any cash and/or shares of Common Stock, if any, due upon exchange of the Notes in accordance with Article 14, in each case, shall be duly and punctually paid in full or delivered, as applicable, when due, whether at the Maturity Date, upon acceleration, upon Optional Redemption, upon repurchase in connection with a Fundamental Change or otherwise or upon exchange, and interest on overdue principal, premium, if any, Additional Interest, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other amounts to the extent payable hereunder) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, upon Optional Redemption, upon repurchase in connection with a Fundamental Change or otherwise or exchange, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 13.03 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article 13, the Reference Entity hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Reference Entity other than the payment or satisfaction of the Guarantee Obligations. The Reference Entity hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Reference Entity; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons (it being agreed that the Reference Entity may file such claim); (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Reference Entity, the Company, any Benefited Party, any

creditor of the Reference Entity or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Reference Entity for reimbursement and (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal. The Reference Entity hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full or performance of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes, the cash and/or shares of Common Stock due upon exchange of the Notes and all other costs provided for under this Indenture or as provided in Article 7.

If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Reference Entity, or any trustee or similar official acting in relation to either the Company or the Reference Entity, any amount paid by the Company or the Reference Entity to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Reference Entity agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Reference Entity agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Reference Entity for the purpose of the Guarantee.

Section 13.02. Execution and Delivery of Guarantee.  To evidence the Guarantee set forth in Section 13.01 hereof, the Reference Entity agrees that a notation of the Guarantee substantially in the form included in the Form of Note attached hereto as Exhibit A shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Reference Entity by an Officer of the Reference Entity.

The Reference Entity agrees that the Guarantee set forth in this Article 13 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantee.

If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Reference Entity.

Section 13.03. Limitation of Reference Entity’s Liability; Certain Bankruptcy Events.  The Reference Entity, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Reference Entity pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other federal or state law. To effectuate the foregoing intention, the Holders and the Reference Entity hereby irrevocably agree that the Guarantee Obligations of the Reference Entity under this Article 13 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Reference Entity, result in the Guarantee Obligations of the Reference Entity under the Guarantee not constituting a fraudulent transfer or fraudulent conveyance under any such laws.

Section 13.04. Application of Certain Terms and Provisions to the Reference Entity.  (a) For purposes of any provision of this Indenture which provides for the delivery by the Reference Entity of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Reference Entity as if references therein to the Company, as applicable, were references to the Reference Entity.

(b)                                 Any request, direction, order or demand which by any provision of this Indenture is to be made by the Reference Entity shall be sufficient if evidenced as described in Section 17.03 hereof as if references therein to the Company were references to the Reference Entity.

(c)                                  Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Reference Entity may be given or served as described in Section 17.03 hereof as if references therein to the Company were references to the Reference Entity.

ARTICLE 14
EXCHANGE OF NOTES

Section 14.01.  Exchange Privilege.  (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof (subject in all cases to the Representations of Purchasers)) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding October 15, 2029 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), at any time during the period from, and including, October 15, 2029 to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial exchange rate of 3.4323 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Exchange Obligation”).

(b)                       (i) Prior to the close of business on the Business Day immediately preceding October 15, 2029, a Holder may surrender all or any portion of its Notes for exchange at any time during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on each such Trading Day and the Exchange Rate on each such Trading Day.  The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture.  The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each.  The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Exchange Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate.  If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination and the Company does not then replace the Bid Solicitation Agent, including by acting as Bid Solicitation Agent, and such replacement Bid Solicitation Agent does not make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate on each Trading Day of such failure.  If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee).  If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Exchange Rate for such date, the Company shall so notify the Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee).

(ii)                                  If, prior to the close of business on the Business Day immediately preceding October 15, 2029, the Reference Entity elects to:

(A)                                    issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights or similar plan, so long as such rights have not separated from the shares of the Common Stock at the time of such issuance) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)                                    distribute to all or substantially all holders of the Common Stock the Reference Entity’s assets, securities or rights to purchase the Reference Entity’s securities, which distribution has a value per share of Common Stock, as reasonably determined by the Reference Entity’s Board of Directors, exceeding 15% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution (provided that, for the avoidance of doubt, in no event shall a Split-Off or a Permitted HoldCo Transaction in connection with a publicly announced Split-Off be deemed such a distribution to all or substantially all holders of the Common Stock), then, in either case, the Company must notify the Holders of the Notes (x) at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution or (y) at least 10 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution; provided that, if the Company provides such notice in accordance with this clause (y) but not in accordance with clause (x), notwithstanding anything to the contrary under any other provision of this Indenture, the Company shall be required to settle all exchanges of Notes with an Exchange Date occurring during the period from, and including, the date of such notice to, and including, the Record Date for such issuance or distribution (or the date of the Reference Entity’s public announcement that such issuance or distribution will not take place) through Physical Settlement, and the Company shall so notify the Holders of such required Settlement Method in such notice.  Once the Company has given such notice, Holders may surrender all or any portion of their Notes for exchange at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and the Reference Entity’s announcement that it has determined not to proceed with such issuance or distribution, even if the Notes are not otherwise exchangeable at such time.  No Holder may exercise this right to exchange if the Holder is otherwise entitled to participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in the issuance or distribution described above without having to exchange their Notes as if they held a number of shares of Common Stock equal to the Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii)                               If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding October 15, 2029, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or if the Reference Entity is party to a consolidation, merger (including, for the avoidance of doubt, any Permitted HoldCo Transaction (other than a Permitted HoldCo Transaction in connection with a publicly announced Spin-Off, Split-Off or Share Election Merger) or Share Election Merger), binding share exchange, or transfer or lease of all or substantially all of the Reference Entity and its Subsidiaries’ consolidated assets that occurs prior to the close of business on the Business Day immediately preceding October 15, 2029 (in each case, other than (x) (1) a Permitted HoldCo Transaction in connection with a publicly announced Spin-Off, Split-Off or Share Election Merger, (2) a Spin-Off or (3) a Split-Off that, in each case, does not constitute a Fundamental Change or a Make-Whole Fundamental Change or (y) a transaction that is effected solely to change the Company’s or the Reference Entity’s jurisdiction of incorporation), in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for exchange at any time from or after the date that is 45 Scheduled Trading Days prior to the anticipated effective date of such transaction (or, if later, (i) at any time from or after the earlier of (x) the Business Day after the date that the Company gives notice of such transaction and (y) the actual effective date of such transaction; or (ii) in the case of a Fundamental Change or a Make-Whole Fundamental Change that is a Tax Extinguishment Event but would not otherwise result in the Notes becoming exchangeable pursuant to this Section 14.01(b)(iii), at any time from or after the date of such Tax Extinguishment Event) until the earlier of (i) the Reference Entity’s public announcement prior to the effective date of such transaction that it has determined not to proceed with such transaction and (ii) the close of business on the 35th Trading Day after the effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date.  The Company must notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of the anticipated effective date of any such transaction (i) (x) at least 45 Scheduled Trading Days prior to the anticipated effective date of such transaction or (y) at least 10 Scheduled Trading Days prior to the anticipated effective date of such transaction; provided that, if the Company provides such notice in accordance with clause (y) but not in accordance with clause (x), notwithstanding anything to the contrary under any other provision of this Indenture, the Company shall be required to settle all exchanges of Notes with an Exchange Date occurring during the period from, and including, the date of such notice until the effective date of such transaction through Physical Settlement, and the Company shall so notify the Holders of such required Settlement Method in such notice, or (ii) if no Officer of the Company or the Reference Entity has knowledge of such transaction on or prior to the date that is 10 Scheduled Trading Days immediately preceding the anticipated effective date of such transaction, within three Business Days of the first date upon which an Officer of the Company or the Reference Entity receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction; provided further that if such transaction constitutes a Fundamental Change or a Make-Whole Fundamental Change solely pursuant to clause (c) of the definition of “Fundamental Change”, then this sentence shall not apply, and notice shall be provided solely pursuant to the provisions hereunder regarding Tax Notices.

(iv)                              Prior to the close of business on the Business Day immediately preceding October 15, 2029, a Holder may surrender all or any portion of its Notes for exchange at any time during any calendar quarter commencing after the calendar quarter ending on June 30, 2019 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Exchange Price on each applicable Trading Day.  The Exchange Agent, on behalf of the

Company, shall determine at the beginning of each calendar quarter commencing after June 30, 2019 whether the Notes may be surrendered for exchange in accordance with this clause (iv) and shall notify the Company and the Trustee if the Notes become exchangeable in accordance with this clause (iv).

(v)                                 If the Company calls any or all of the Notes for Optional Redemption pursuant to Article 16 prior to the close of business on the Business Day immediately preceding October 15, 2029, then a Holder may surrender all or any portion of its Notes for exchange at any time after the Company delivers the Redemption Notice until the close of business on the Scheduled Trading Day immediately preceding the Redemption Date, even if the Notes are not otherwise exchangeable at such time.  After that time, the right to exchange the Notes on account of the Company’s delivery of the Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may exchange all or any portion of its Notes until the Scheduled Trading Day immediately preceding the date on which the Redemption Price has been paid or duly provided for.  In respect of any exchange of Notes for which the relevant Notice of Exchange is received by the Exchange Agent from, and including, the date of the Redemption Notice until the close of business on the Scheduled Trading Day immediately preceding the relevant Redemption Date, the Company must elect to settle such exchange through Cash Settlement or Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of at least the Redemption Cash Amount, and the Company shall not have the right to elect to settle such exchange through Physical Settlement or Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of less than the Redemption Cash Amount.

Section 14.02.  Exchange Procedure; Settlement Upon Exchange.

(a)                       Subject to this Section 14.02, Section 14.01(b)(ii), Section 14.01(b)(iii), Section 14.01(b)(v), Section 14.03(b) and Section 14.07(a) and other than in connection with a Tax Extinguishment Event as set forth under Section 4.09(a), upon exchange of any Note, the Company shall, at its option, pay or deliver (or cause the payment or delivery of), as the case may be, to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i)                                     All exchanges for which the relevant Exchange Date occurs on or after October 15, 2029 shall be settled using the same Settlement Method, and all exchanges for which the relevant Exchange Date occurs after the Company’s issuance of a Redemption Notice and prior to the related Redemption Date shall be settled using the same Settlement Method.

(ii)                                  Except for any exchanges for which the relevant Exchange Date occurs after the Company’s issuance of a Redemption Notice but prior to the related Redemption Date and any exchanges for which the relevant Exchange Date occurs on or after October 15, 2029, the Company shall use the same Settlement Method for all exchanges with the same Exchange Date, but the Company shall not have any obligation to use the same Settlement Method with respect to exchanges with different Exchange Dates.

(iii)                               If, in respect of any Exchange Date (or the period described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Exchange Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to exchanging Holders no later than the close of business on the second Trading Day immediately following the related Exchange Date (or, in the case of any exchanges for which the relevant Exchange Date occurs (x) after the date of issuance of a Redemption Notice and prior to the related Redemption Date, in such Redemption Notice or (y) on or after October 15, 2029, no later than October 15, 2029).  Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes.  If the Company does not elect a Settlement Method prior to the deadline set forth in the second immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Exchange Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Exchange Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.  Notwithstanding the immediately preceding two sentences, in respect of any exchange of Notes for which the relevant Notice of Exchange is received by the Exchange Agent from, and including, the date of any Redemption Notice until the close of business on the Scheduled Trading Day immediately preceding the relevant Redemption Date, the Company must elect to settle such exchange in accordance with Section 14.01(b)(v).

(iv)                              The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any exchange of Notes (the “Settlement Amount”) shall be computed as follows:

(A)                                    if the Company elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, the Company shall deliver or cause to be delivered to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged a number of shares of Common Stock equal to the Exchange Rate in effect on the Exchange Date;

(B)                                    if the Company elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the

Company shall pay or cause to be paid to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 40 consecutive Trading Days during the applicable Observation Period; and

(C)                                    if the Company elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Company shall pay or deliver or cause the payment or delivery of, as the case may be, to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the applicable Observation Period.

(v)                                 The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock.  The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)                       Before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and, if required, pay all transfer or similar taxes, if any, as set forth in Section 14.02(e) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (5) if required, pay all transfer or similar taxes, if any, as set forth in Section 14.02(e).  The Trustee (and if different, the Exchange Agent) shall notify the Company of any exchange pursuant to this Article 14 on the Exchange Date for such exchange.  No Notice of Exchange with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                        A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in Section 14.02(b).  Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Exchange Obligation on the second Business Day immediately following the relevant Exchange Date, if the Company elects (or is deemed to have elected) Physical Settlement, or on the second Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method.  If any shares of Common Stock are due to an exchanging Holder, the Company shall deliver or cause to be delivered to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Exchange Obligation.

(d)                       In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(e)                        If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp or similar issue or transfer tax on the delivery of any shares of Common Stock upon exchange, unless the tax is due because the Holder requests such shares to be delivered in a name other than the Holder’s name, in which case the Holder shall pay the tax.  The Exchange Agent may refuse to deliver the certificates representing the shares of Common Stock being delivered in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)                         Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock delivered upon the exchange of any Note as provided in this Article 14.

(g)                        Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(h)                       Upon exchange, a Holder shall not receive any additional cash payment or additional shares of Common Stock representing accrued and unpaid interest, if any, except as set forth below.  The Company’s settlement of the full Exchange Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Upon an exchange of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange.  Notwithstanding the foregoing, if Notes are exchanged after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange.  Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged; provided that no such payment shall be required (1) for exchanges following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of exchange with respect to such Note.  Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date or the Redemption Date, as the case may be, shall receive the full interest payment due on the Maturity Date or the Redemption Date, as applicable, in cash regardless of whether their Notes have been exchanged following such Regular Record Date.

(i)                           The Person in whose name the shares of Common Stock shall be deliverable upon exchange shall be treated as a stockholder of record as of the close of business on the relevant Exchange Date (if the Company elects to satisfy the related Exchange Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Exchange Obligation by Combination Settlement), as the case may be.  Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange.

(j)                          The Company shall not deliver any fractional share of Common Stock upon any exchange of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock deliverable upon exchange based on the Daily VWAP for the relevant Exchange Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for exchange, if the Company has elected Combination Settlement, the full number of shares that shall be delivered upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03.  Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or a Redemption Notice.  (a)  If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or (ii)

the Company gives a Redemption Notice pursuant to Section 16.02 and, in each case, a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change or Redemption Notice, as applicable, the Company shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), as described below.  An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Exchange is received by the Exchange Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for clause (x) of the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).  An exchange of Notes shall be deemed for these purposes to be “in connection with” a Redemption Notice if the Notice of Exchange of the Notes is received by the Exchange Agent from, and including, the date of the Redemption Notice until the close of business on the Scheduled Trading Day immediately preceding the Redemption Date.

(b)                       Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change pursuant to Section 14.01(b)(iii) or a Redemption Notice pursuant to Section 14.01(b)(v), the Company shall, at its option, satisfy the related Exchange Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with, and subject to, Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the Exchange Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price.  In such event, the Exchange Obligation shall be paid to Holders in cash on the second Business Day following the Exchange Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c)                        The number of Additional Shares, if any, by which the Exchange Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective, or the date of the Redemption Notice, as the case may be (in each case, the “Effective Date”), and the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or the “Stock Price” (as determined in the second immediately following sentence) on the date of the Redemption Notice, as the case may be (the “Stock Price”).  If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole

Fundamental Change or the date of the Redemption Notice, as the case may be.  The Company’s Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Split/Combination Effective Date or expiration date of the event occurs during such five consecutive Trading Day period.

(d)         The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted.  The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 14.04.

(e)          The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$228.51	$250.00	$275.00	$291.35	$325.00	$378.76	$450.00	$500.00	$600.00	$700.00	$800.00
May 28, 2019	0.9438	0.8305	0.6945	0.6219	0.5020	0.3669	0.2509	0.1946	0.1172	0.0668	0.0316
July 15, 2020	0.9438	0.8277	0.6883	0.6143	0.4929	0.3578	0.2434	0.1888	0.1146	0.0670	0.0340
July 15, 2021	0.9438	0.8230	0.6801	0.6047	0.4819	0.3467	0.2343	0.1814	0.1105	0.0658	0.0351
July 15, 2022	0.9438	0.8159	0.6690	0.5919	0.4675	0.3325	0.2224	0.1715	0.1046	0.0631	0.0350
July 15, 2023	0.9438	0.8058	0.6541	0.5751	0.4489	0.3143	0.2073	0.1589	0.0966	0.0589	0.0337
July 15, 2024	0.9438	0.7919	0.6344	0.5533	0.4250	0.2913	0.1882	0.1430	0.0865	0.0532	0.0313
July 15, 2025	0.9438	0.7730	0.6086	0.5248	0.3943	0.2621	0.1646	0.1235	0.0740	0.0458	0.0277
July 15, 2026	0.9438	0.7475	0.5741	0.4871	0.3544	0.2251	0.1354	0.0998	0.0591	0.0371	0.0230
July 15, 2027	0.9438	0.7121	0.5267	0.4356	0.3008	0.1773	0.0997	0.0718	0.0423	0.0272	0.0175
July 15, 2028	0.9438	0.6611	0.4571	0.3603	0.2245	0.1142	0.0574	0.0406	0.0248	0.0168	0.0113
July 15, 2029	0.9438	0.5827	0.3350	0.2270	0.0990	0.0313	0.0150	0.0119	0.0084	0.0060	0.0041
January 15, 2030	0.9438	0.5677	0.2041	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)                                     if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Exchange Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year or 366-day year, as applicable;

(ii)                                  if the Stock Price is greater than $800.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to Section 14.03(d)), no Additional Shares shall be added to the Exchange Rate; and

(iii)                               if the Stock Price is less than $228.51 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to Section 14.03(d)), no Additional Shares shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 principal amount of Notes exceed 4.3761 shares of Common Stock (the “Maximum Exchange Rate”), subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04.

(f)                         Nothing in this Section 14.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04.  Adjustment of Exchange Rate.  The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate if Holders of the Notes are entitled to participate (other than in the case of (x) a Share Election Merger, (y) a share split or share combination or (z) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of shares of Common Stock equal to the Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)                       If the Reference Entity exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Reference Entity effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=

the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Split/Combination Effective Date of such share split or share combination, as applicable;

ER'	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or Split/Combination Effective Date;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Split/Combination Effective Date (before giving effect to any such dividend, distribution, split or combination); and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Split/Combination Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Reference Entity determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                       If the Reference Entity issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights or similar plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

ER'	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants (the “Rights Distribution Period”).

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance.  To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants under this Section 14.04(b) been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued or if no such right, option or warrant is exercised prior to its expiration, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Reference Entity for such rights, options or warrants and any amount payable on exercise or conversion or exchange thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith and in a commercially reasonable manner.

(c)                        If the Reference Entity distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Reference Entity or rights, options or warrants (other than pursuant to a stockholder rights or similar plan, so long as the rights have not separated from the shares of the Common Stock at the time of such distribution) to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, (iii) a Forward Spin-Off, as to which the provisions set forth further below in Section 14.04(c)(i) shall apply, (iv) a Reverse Spin-Off, as to which the provisions set forth further below in Section 14.04(c)(ii) shall apply and (v) any payment in respect of a tender or exchange offer for the Common Stock as to which the provisions set forth in Section 14.04(e)(i) and/or Section 14.04(e)(ii) apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

ER'	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution (the “Non-Cash Distribution Period”); and

FMV	=

the fair market value (as determined by the Company in good faith and in a commercially reasonable manner) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under this Section 14.04(c) pursuant to the adjustments set forth above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the distribution.  If the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the Non-Cash Distribution Period.

(i)                                     With respect to an adjustment pursuant to this Section 14.04(c) where the Reference Entity makes a payment of a dividend or other distribution on the Common Stock of, or otherwise distributes in respect of the Common Stock (in each case however effected, including by way of recapitalization, merger or otherwise, but excluding any Split-Off or Share Election Merger), shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Reference Entity, that are, or, when issued, will be (including after giving effect to any automatic conversion, automatic exchange or automatic reclassification of Capital Stock paid or distributed in such transaction and outstanding for a period of not more than one Trading Day), listed or admitted for trading on a U.S. national securities exchange, other than a Reverse Spin-Off (a “Forward Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the end of the Forward Spin-Off Valuation Period;

ER'	=	the Exchange Rate in effect immediately after the end of the Forward Spin-Off Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 20 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Forward Spin-Off (the “Forward Spin-Off Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Forward Spin-Off Valuation Period.

The increase to the Exchange Rate under this Section 14.04(c)(i) shall occur at the close of business on the last Trading Day of the Forward Spin-Off Valuation Period; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Forward Spin-Off Valuation Period, reference to “20” in the definition of “Forward Spin-Off Valuation Period” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Forward Spin-Off and such Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Forward Spin-Off Valuation Period, reference to “20” in the definition of “Forward Spin-Off Valuation Period” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Forward Spin-Off and such Trading Day in determining the Exchange Rate as of such Trading Day.

(ii)                                  With respect to an adjustment pursuant to this Section 14.04(c) where (A) the Reference Entity makes a payment of a dividend or other distribution on the Common Stock of, or otherwise distributes in respect of the Common Stock (in each case however effected, including by way of recapitalization, merger or otherwise, but excluding any Split-Off or Share Election Merger), shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Reference Entity (“SpinCo”), that are, or, when issued, will be (including after giving effect to any automatic conversion, automatic exchange or automatic reclassification of Capital Stock paid or distributed in such transaction and outstanding for a period of not more than one Trading Day), listed or admitted for trading on a U.S. national securities exchange and (B) the Company is SpinCo or, immediately following the consummation of such transaction, the Company will be a Wholly Owned Subsidiary of SpinCo (such transaction, a “Reverse Spin-Off” and, together with a Forward Spin-Off, a “Spin-Off”), then:

(A)                                    if, upon consummation of the relevant Reverse Spin-Off (including after giving effect to any automatic conversion, automatic exchange or automatic reclassification of Capital Stock paid or distributed in such Reverse Spin-Off and outstanding for a period of not more than one Trading Day) (1) the Company is then a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (2) at least one class of SpinCo common stock will be registered under the Exchange Act, (3) each class of SpinCo Capital Stock distributed by the Reference Entity to the holders of the Common Stock in respect of the shares of the Common Stock is or, when issued, will be common stock that is listed or admitted for trading on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), (4)

immediately following such consummation, at least 50% of the outstanding shares of each class of SpinCo common stock distributed by the Reference Entity to the holders of the Common Stock in respect of the shares of the Common Stock in the Reverse Spin-Off will be beneficially owned by persons or entities other than the entity that is the Reference Entity immediately prior to such consummation and such entity’s affiliates (as such term is defined in Rule 144), (5) SpinCo, if the Company is not SpinCo, guarantees, on a senior unsecured basis, the Company’s obligations under the Notes and this Indenture and enters into a joinder agreement to the Registration Rights Agreement in accordance with the terms of the Registration Rights Agreement and (6) immediately following such Reverse Spin-Off, no Default or Event of Default has occurred and is continuing under this Indenture ((1) through (6) together, the “Spin-Off Travel Conditions”), (I) the existing Guarantee shall terminate, (II) the Notes shall become exchangeable for, or if the Company is SpinCo, convertible into, a basket (a “Spin-Off Exchangeable Basket”) composed of a number of shares of SpinCo common stock (or, if more than one class of SpinCo common stock is distributed by the Reference Entity to the holders of the Common Stock in such Reverse Spin-Off in respect of the Common Stock, a number of shares of each such class of SpinCo common stock) distributed by the Reference Entity in such Reverse Spin-Off applicable to one share of the Common Stock immediately prior to such Reverse Spin-Off, subject to the anti-dilution adjustment set forth in this Section 14.04(c)(ii)(A) and the provisions set forth under Section 14.02, (III) SpinCo shall become the Reference Entity, (IV) the Company, SpinCo (if the Company is not SpinCo) and the Trustee shall enter into a supplemental indenture to reflect any necessary modifications to the terms of the Notes (including, without limitation, to provide that the Notes are exchangeable for or convertible into the Spin-Off Exchangeable Baskets and to provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set forth under this Article 14) and (V) the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the end of the Reverse Spin-Off Valuation Period, which shall equal the Exchange Rate immediately preceding the Reverse Spin-Off;

ER'	=	the Exchange Rate (expressed as a number of Spin-Off Exchangeable Baskets) in effect immediately after the end of the Reverse Spin-Off Valuation Period;

FMV0	=

the sum of the products of, for each class of SpinCo common stock distributed to holders of the Common Stock and included in the Spin-Off Exchangeable Basket, (x) the average of the Last Reported Sale Prices of the shares of such class of

SpinCo common stock distributed to holders of the Common Stock over the first 20 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Reverse Spin-Off (the “Reverse Spin-Off Valuation Period”) and (y) the number of shares of such class of SpinCo common stock distributed to holders of the Common Stock per one share of Common Stock; and

MP0	=	the average of the Last Reported Sale Prices over the Reverse Spin-Off Valuation Period that is the Common Stock immediately prior to the Ex-Dividend Date of such Reverse Spin-Off; or

(B)                                    if all of the Spin-Off Travel Conditions have not been satisfied in connection with such Reverse Spin-Off, (I) the existing Guarantee shall terminate, (II) the Reference Entity shall assume the Company’s obligations as issuer under the Notes, this Indenture and the Registration Rights Agreement, (III) the Notes shall become convertible into (rather than exchangeable for) Common Stock, subject to the anti-dilution adjustment set forth in this subclause (B) and the provisions set forth under Section 14.02, (IV) the Company, the Reference Entity, and the Trustee shall enter into a supplemental indenture to reflect any necessary modifications to the terms of the Notes and (V) the conversion rate (which shall be in lieu of the Exchange Rate) shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the end of the Reverse Spin-Off Valuation Period;

CR'	=	the conversion rate (which shall be in lieu of the Exchange Rate) in effect immediately after the end of the Reverse Spin-Off Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the Reverse Spin-Off Valuation Period; and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Reverse Spin-Off Valuation Period.

The adjustment to the Exchange Rate under Section 14.04(c)(ii)(A) shall occur at the close of business on the last Trading Day of the Reverse Spin-Off Valuation Period; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Reverse Spin-Off Valuation Period, reference to “20” in the definition of “Reverse Spin-Off Valuation Period” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Reverse Spin-Off and such Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Reverse Spin-Off Valuation Period, reference to “20” in the definition of “Reverse Spin-Off Valuation Period” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Reverse Spin-Off and such Trading Day in determining the Exchange Rate as of such Trading Day.

The increase to the Exchange Rate under Section 14.04(c)(ii)(B) shall occur at the close of business on the last Trading Day of the Reverse Spin-Off Valuation Period; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Reverse Spin-Off Valuation Period, reference to “20” in the definition of “Reverse Spin-Off Valuation Period” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Reverse Spin-Off and such Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Reverse Spin-Off Valuation Period, reference to “20” in the definition of “Reverse Spin-Off Valuation Period” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Reverse Spin-Off and such Trading Day in determining the Exchange Rate as of such Trading Day.

In connection with any Spin-Off, the Company shall notify the Holders and the Trustee at least 10 Scheduled Trading Days prior to the actual Ex-Dividend Date for such Spin-Off if the Spin-Off will be a Forward Spin-Off or a Reverse Spin-Off.  In addition, in connection with any Reverse Spin-Off, the Company shall notify the Holders and the Trustee (x) at least 10 Scheduled Trading Days prior to the proposed Ex-Dividend Date of such Reverse Spin-Off of such proposed Ex-Dividend Date and as to whether the Spin-Off Travel Conditions are expected to be satisfied, (y) at least five Business Days prior to the actual Ex-Dividend Date of such Reverse Spin-Off of such Ex-Dividend Date and whether the Spin-Off Travel Conditions will be satisfied and (z) at least 10 Scheduled Trading Days prior to the anticipated date of the consummation of such Reverse Spin-Off if the Company intends to treat such Reverse Spin-Off as a Tax Extinguishment (each of the notices described in this paragraph, a “Spin-Off Notice”).

If, following the announcement of a Spin-Off, a Holder exchanges its Notes at any time when the Common Stock is trading with due bills in respect of such Spin-Off, then, subject to Section 14.02 and Section 14.05, any shares of the Common Stock deliverable upon such exchange shall include such due bills.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Reference Entity to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Reference Entity’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger

Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

(d)                       If the Reference Entity makes a cash dividend or distribution to all or substantially all holders of the Common Stock, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

ER'	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Reference Entity distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Reference Entity’s Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)                        (i) If the Reference Entity or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (including, for the avoidance of doubt, in the case of a Reverse Split-Off), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 20 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=

the Exchange Rate in effect immediately prior to the close of business on the 20th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

ER'	=

the Exchange Rate in effect immediately after the close of business on the 20th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=

the aggregate value of all cash and any other consideration (as determined by the Company in good faith and in a commercially reasonable manner) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS'	=

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP'                                     =                            the average of the Last Reported Sale Prices of the Common Stock over the 20 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Tender Offer Valuation Period”).

The increase to the Exchange Rate under this Section 14.04(e)(i) shall occur at the close of business on the 20th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Tender Offer Valuation Period, references to “20” or “20th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Tender Offer Valuation Period, references to “20” or “20th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the Exchange Rate as of such Trading Day.

(ii) If (A) the Reference Entity or any of its Subsidiaries makes a payment of solely equity interests of or relating to a Subsidiary or other business unit of the Reference Entity to the holders of the Common Stock in exchange for Common Stock pursuant to a tender or exchange offer for the Common Stock (such transaction, a “Split-Off” and such Subsidiary or business unit, “SplitCo”), (B) the Company is SplitCo or, immediately following the consummation of such transaction, the Company will be a Wholly Owned Subsidiary of SplitCo (such transaction, a “Reverse Split-Off”), (C) upon consummation of the relevant Reverse Split-Off (including after giving effect to any automatic conversion, automatic exchange or automatic reclassification of Capital Stock paid in such Reverse Split-Off and outstanding for a period of not more than one Trading Day) (1) the Company is then a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (2) at least one class of SplitCo common stock will be registered under the Exchange Act, (3) each class of SplitCo Capital Stock paid by the Reference Entity to the holders of the Common Stock in exchange for the shares of the Common Stock in the Reverse Split-Off is or, when issued, will be common stock that is listed or admitted for trading on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), (4) immediately following consummation of the Reverse Split-Off, at least 50% of the outstanding shares of each class of SplitCo common stock paid by the Reference Entity to the holders of the Common Stock in exchange for shares of the Common Stock in the Reverse Split-Off will be beneficially owned by persons or entities other than the entity that is the Reference Entity immediately prior to such consummation and such entity’s affiliates (as such term is defined in Rule 144), (5) SplitCo, if the Company is not SplitCo, guarantees, on a senior unsecured basis, the Company’s obligations under the Notes and this Indenture and enters into a joinder agreement to the Registration Rights Agreement in accordance with the terms of the Registration Rights Agreement and (6) immediately after giving effect to the Reverse Split-Off, no Default or Event of Default has occurred and is continuing under this Indenture ((1) through (6) together, the “Split-Off Travel Conditions”), (I) the existing Guarantee shall terminate, (II)

the Notes shall become exchangeable for, or if the Company is SplitCo, convertible into, a basket (a “Split-Off Exchangeable Basket”) composed of a number of shares of SplitCo common stock (or, if more than one class of SplitCo common stock is paid by the Reference Entity to the holders of the Common Stock in such Reverse Split-Off in respect of the Common Stock, a number of shares of each such class of SplitCo common stock) paid by the Reference Entity in such Reverse Split-Off applicable to one share of the Common Stock immediately prior to such Reverse Split-Off, subject to the anti-dilution adjustment below and the provisions above under Section 14.02, (III) SplitCo shall become the Reference Entity, (IV) the Company, SplitCo (if the Company is not SplitCo) and the Trustee shall enter into a supplemental indenture to reflect such modifications to the terms of the Notes (including, without limitation, to provide that the Notes are exchangeable for or convertible into the Split-Off Exchangeable Baskets and to provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set forth under this Article 14) and (V) the Exchange Rate shall be adjusted based on the following formula:

where,

ER0                               =                            the Exchange Rate in effect immediately prior to the end of the Reverse Split-Off Valuation Period, which will equal the Exchange Rate immediately preceding the Reverse Split-Off after giving effect to any adjustment under Section 14.04(e)(i), if applicable;

ER'                                  =                            the Exchange Rate (expressed as a number of Split-Off Exchangeable Baskets) in effect immediately after the end of the Reverse Split-Off Valuation Period;

FMV0                    =                            the sum of the products of, for each class of SplitCo common stock paid to holders of the Common Stock in exchange for shares of the Common Stock and included in the Split-Off Exchangeable Basket, (x) the average of the Last Reported Sale Prices of the shares of such class of SplitCo common stock over the first 20 consecutive Trading Day period beginning on, and including, the 21st Trading Day next succeeding the date the tender or exchange offer in respect of such Reverse Split-Off expires (the “Reverse Split-Off Valuation Period”) and (y) the number of shares of such class of SplitCo common stock paid in exchange for one share of Common Stock; and

MP0                             =                            the average of the Last Reported Sale Prices over the Reverse Split-Off Valuation Period of the common stock that is the Common Stock immediately prior to the date the tender or exchange offer in respect of such Reverse Split-Off expires.

The adjustment to the Exchange Rate under this Section 14.04(e)(ii) shall occur at the close of business on the last Trading Day of the Reverse Split-Off Valuation Period; provided that any adjustment pursuant to this Section 14.04(e)(ii) shall be calculated following an appropriate adjustment to the Exchange Rate as contemplated under Section 14.04(e)(i), if applicable (and, for purposes of such adjustment, references to the “Common Stock” in Section

14.04(e)(i) above shall refer to the common stock that is the Common Stock immediately prior to the Reverse Split-Off); provided further that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Reverse Split-Off Valuation Period, the reference to “20” in the definition of Reverse Split-Off Valuation Period shall be deemed replaced with such lesser number of Trading Days as have elapsed between the first Trading Day of the Reverse Split-Off Valuation Period and such Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Reverse Split-Off Valuation Period, the reference to “20” in the definition of Reverse Split-Off Valuation Period shall be deemed replaced with such lesser number of Trading Days as have elapsed between the first Trading Day of the Reverse Split-Off Valuation Period and such Trading Day in determining the Exchange Rate as of such Trading Day.

In connection with any Split-Off, the Company shall notify the Holders and the Trustee at least 10 Scheduled Trading Days prior to the actual date the tender or exchange offer in respect of such Split-Off expires whether the Split-Off will be a Reverse Split-Off.  In addition, in connection with any Reverse Split-Off, the Company shall notify the Holders and the Trustee (x) at least 10 Scheduled Trading Days prior to the proposed date on which the tender or exchange offer in respect of such Reverse Split-Off expires of such proposed expiration date and as to whether the Split-Off Travel Conditions are expected to be satisfied, (y) within five Business Days after the actual date the tender or exchange offer in respect of such Reverse Split-Off expires of such expiration date and whether the Split-Off Travel Conditions will be satisfied and (z) at least 10 Scheduled Trading Days prior to the anticipated date on which the tender or exchange offer in respect of such Reverse Split-Off expires if the Company intends to treat such Reverse Split-Off as a Tax Extinguishment (each of the notices described in this paragraph, a “Split-Off Notice”).

(f)                         (i) If (A) pursuant to a merger of the Reference Entity with a Wholly Owned Subsidiary of the Reference Entity as a result of which the Common Stock would be exchanged for, converted into the right to receive or remain, as applicable, shares of the common stock that is the Common Stock immediately prior to such merger, equity interests of or relating to a Subsidiary or other business unit of the Reference Entity (such Subsidiary or business unit, “MergeCo”) or any combination thereof, at the election of holders of the Common Stock (collectively, “Election Merger Shares”), the Reference Entity makes a payment of solely one or more classes of Election Merger Shares in exchange for the Common Stock, (B) the Company is MergeCo or, immediately following the consummation of such transaction, the Company will be a Wholly Owned Subsidiary of MergeCo, (C) all of the outstanding shares of each class of MergeCo common stock constituting Election Merger Shares are paid by the Reference Entity to the holders of the Common Stock in respect of the shares of the Common Stock in such merger (such transaction described in clauses (A), (B) and (C), a “Share Election Merger”) and (D) upon consummation of the relevant Share Election Merger (including after giving effect to any automatic conversion, automatic exchange or automatic reclassification of Capital Stock issued in such Share Election Merger and outstanding for a period of not more than one Trading Day) (1) the Company is then a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (2) at least one class of MergeCo

Capital Stock paid in exchange for the Common Stock will be registered under the Exchange Act, (3) each class of MergeCo Capital Stock paid by the Reference Entity to the holders of the Common Stock in respect of the shares of the Common Stock in the Share Election Merger is or, when issued, will be common stock that is listed or admitted for trading on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), (4) immediately following consummation of the Share Election Merger, at least 50% of the outstanding shares of each class of the MergeCo common stock paid by the Reference Entity to the holders of the Common Stock in respect of the shares of the Common Stock in the Share Election Merger will be beneficially owned by persons or entities other than the entity that is the Reference Entity immediately prior to such consummation and such entity’s affiliates (as such term is defined in Rule 144), (5) MergeCo, if the Company is not MergeCo, guarantees, on a senior unsecured basis, the Company’s obligations under the Notes and this Indenture and enters into a joinder agreement to the Registration Rights Agreement in accordance with the terms of the Registration Rights Agreement and (6) immediately after giving effect to the Share Election Merger, no Default or Event of Default has occurred and is continuing under this Indenture ((1) through (6) together, the “Share Election Merger Travel Conditions”), (I) the existing Guarantee shall terminate, (II) the Notes shall become exchangeable for, or if the Company is MergeCo, convertible into, a basket (a “Share Election Merger Exchangeable Basket”) composed of a number of shares of MergeCo common stock (or, if more than one class of MergeCo common stock is paid by the Reference Entity to the holders of the Common Stock in respect of the shares of the Common Stock in the Share Election Merger, a number of shares of each such class of MergeCo common stock) equal to (i) the aggregate number of shares of such class (or each such class) of MergeCo common stock actually received in the Share Election Merger by holders of the Common Stock in respect of the shares of the Common Stock, divided by (ii) the aggregate number of shares of the Common Stock outstanding immediately prior to the consummation of such Share Election Merger, (III) MergeCo shall become the Reference Entity, (IV) the Company, MergeCo (if the Company is not MergeCo) and the Trustee shall enter into a supplemental indenture to reflect such modifications to the terms of the Notes (including, without limitation, to provide that the Notes are exchangeable for or convertible into the Share Election Merger Exchangeable Baskets and to provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set forth under this Article 14) and (V) the Exchange Rate will be adjusted based on the following formula:

where,

ER0                               =                            the Exchange Rate in effect immediately prior to the end of the Share Election Merger Valuation Period, which will equal the Exchange Rate immediately preceding the Share Election Merger;

ER'                                  =                            the Exchange Rate (expressed as a number of Share Election Merger Exchangeable Baskets) in effect immediately after the end of the Share Election Merger Valuation Period;

NRE                                =                            (i) the aggregate number of shares of the common stock that is the Common Stock immediately prior to such Share Election Merger actually received or retained in the Share Election Merger by holders of the Common Stock in respect of the shares of the Common Stock, divided by (ii) the aggregate number of shares of the Common Stock outstanding immediately prior to the consummation of such Share Election Merger;

MP0                             =                            the average of the Last Reported Sale Prices over the first 20 consecutive Trading Day period beginning on, and including, the fifth Trading Day succeeding the date the Share Election Merger is consummated (the “Share Election Merger Valuation Period”) of the common stock that is the Common Stock immediately prior to the consummation of such merger; and

FMV                         =                            the sum of the products of, for each class of MergeCo common stock paid by the Reference Entity to the holders of the Common Stock in respect of the shares of the Common Stock in the Share Election Merger and included in the Share Election Merger Exchangeable Basket, (x) the average of the Last Reported Sale Prices of the shares of such class of MergeCo common stock over the Share Election Merger Valuation Period and (y) (i) the aggregate number of shares of such class of MergeCo common stock actually received in the Share Election Merger by holders of the Common Stock in respect of the shares of the Common Stock, divided by (ii) the aggregate number of shares of the Common Stock outstanding immediately prior to such Share Election Merger.

The adjustment to the Exchange Rate under this Section 14.04(f)(i) shall occur at the close of business on the last Trading Day of the Share Election Merger Valuation Period; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Share Election Merger Valuation Period, the reference to “20” in the definition of Share Election Merger Valuation Period shall be deemed replaced with such lesser number of Trading Days as have elapsed between the first Trading Day of the Share Election Merger Valuation Period and such Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Share Election Merger Valuation Period, the reference to “20” in the definition of Share Election Merger Valuation Period shall be deemed replaced with such lesser number of Trading Days as have elapsed between the first Trading Day of the Share Election Merger Valuation Period and such Trading Day in determining the Exchange Rate as of such Trading Day.

Holders shall not be permitted to exchange their Notes during the period beginning on, and including, the date the merger of the Reference Entity with a Wholly Owned Subsidiary of the Reference Entity in respect of a Share Election Merger is consummated and ending on, but excluding, the first Trading Day of the related Share Election Merger Valuation Period.

In connection with any Share Election Merger, prior to the first day of the relevant Share Election Merger Valuation Period, the Company shall give Holders written notice of (i)(A) the aggregate number of shares of the common stock that is the Common Stock immediately prior to such Share Election Merger actually received or retained in the Share Election Merger by holders of the Common Stock in respect of the shares of the Common Stock, divided by (B) the aggregate number of shares of the Common Stock outstanding immediately prior to the consummation of such Share Election Merger and (ii) for each class of MergeCo common stock paid by the Reference Entity to the holders of the Common Stock in respect of the shares of the Common Stock in the Share Election Merger and included in the Share Election Merger Exchangeable Basket, (A) the number of shares of such class actually received in the Share Election Merger by holders of the Common Stock in respect of the shares of the Common Stock, divided by (B) the aggregate number of shares of the Common Stock outstanding immediately prior to the consummation of such Share Election Merger (the notice described in this paragraph, the “Share Election Merger Composition Notice”).

(ii) If all of the Share Election Merger Travel Conditions have not been satisfied in connection with a Share Election Merger, then (1) the existing Guarantee shall terminate, (2) the Reference Entity shall assume the Company’s obligations as issuer under the Notes, this Indenture and the Registration Rights Agreement, (3) the Notes shall become convertible into (rather than exchangeable for) Common Stock, subject to the anti-dilution adjustment below and the provisions above under Section 14.02, (4) the Company, the Reference Entity and the Trustee shall enter into a supplemental indenture to reflect any necessary modifications to the terms of the Notes and (5) the conversion rate (which shall be in lieu of the Exchange Rate) shall be adjusted based on the following formula:

where,

ER0                               =                            the Exchange Rate in effect immediately prior to the end of the Share Election Merger Valuation Period, which will equal the Exchange Rate immediately preceding the Share Election Merger;

CR'                                 =                            the conversion rate (which shall be in lieu of the Exchange Rate) in effect immediately after the end of the Share Election Merger Valuation Period;

NRE                                =                            (i) the aggregate number of shares of the common stock that is the Common Stock immediately prior to such Share Election Merger actually received or retained in the Share Election Merger by holders of the Common Stock in respect of the shares of the Common Stock, divided by (ii) the aggregate number of shares of the Common Stock outstanding immediately prior to the consummation of such Share Election Merger;

MP0                             =                            the average of the Last Reported Sale Prices of the Common Stock over the Share Election Merger Valuation Period; and

FMV                         =                            the sum of the products of, for each class of MergeCo common stock paid by the Reference Entity to the holders of the Common Stock in respect of the shares of the

Common Stock in the Share Election Merger and included in the Share Election Merger Exchangeable Basket, (x) the average of the Last Reported Sale Prices of the shares of such class of MergeCo common stock over the Share Election Merger Valuation Period and (y) (i) the aggregate number of shares of such class of MergeCo common stock actually received in the Share Election Merger by holders of the Common Stock in respect of the shares of the Common Stock, divided by (ii) the aggregate number of shares of the Common Stock outstanding immediately prior to the consummation of such Share Election Merger.

The adjustment to the Exchange Rate under this Section 14.04(f)(ii) shall occur at the close of business on the last Trading Day of the Share Election Merger Valuation Period; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Share Election Merger Valuation Period, the reference to “20” in the definition of Share Election Merger Valuation Period shall be deemed replaced with such lesser number of Trading Days as have elapsed between the first Trading Day of the Share Election Merger Valuation Period and such Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Share Election Merger Valuation Period, the reference to “20” in the definition of Share Election Merger Valuation Period shall be deemed replaced with such lesser number of Trading Days as have elapsed between the first Trading Day of the Share Election Merger Valuation Period and such Trading Day in determining the Exchange Rate as of such Trading Day.

In connection with any Share Election Merger, the Company shall notify the Holders and the Trustee (x) at least 10 Scheduled Trading Days prior to the proposed date on which the merger of the Reference Entity with a Wholly Owned Subsidiary of the Reference Entity in respect of such Share Election Merger is to be consummated of such proposed date of consummation and as to whether the Share Election Merger Travel Conditions are expected to be satisfied, (y) at least five Business Days prior to the actual date the merger of the Reference Entity with a Wholly Owned Subsidiary of the Reference Entity in respect of such Share Election Merger is consummated of such date of consummation and whether the Share Election Merger Travel Conditions will be satisfied and (z) at least 10 Scheduled Trading Days prior to the date on which the merger of the Reference Entity with a Wholly Owned Subsidiary of the Reference Entity in respect of such Share Election Merger is anticipated to be consummated if the Company intends to treat such Share Election Merger as a Tax Extinguishment (each of the notices described in this paragraph, together with the Share Election Merger Composition Notice, a “Share Election Merger Notice”).

Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Exchange Date as described under Section 14.02(i) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 14.04, the Exchange Rate adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)                        Except as stated herein, the Company shall not adjust the Exchange Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)                       In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (f) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Reference Entity’s securities are then listed, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest.  In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Reference Entity’s securities are then listed, the Company may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.  Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(i)                           Notwithstanding anything to the contrary in this Article 14, the Exchange Rate shall not be adjusted:

(i)                                     upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Reference Entity’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)                                  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Reference Entity or any of the Reference Entity’s Subsidiaries;

(iii)                               upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)                              solely for a change in the par value of the Common Stock; or

(v)                                 for accrued and unpaid interest, if any.

(j)                          All calculations and other determinations under this Article 14 shall be made by the Company and shall be calculated to the nearest one-ten thousandth (1/10,000th) of a share.  No adjustment to the applicable Exchange Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the applicable Exchange Rate.  Notwithstanding the foregoing, the Company shall carry forward any adjustments that are less than 1% of the Exchange Rate and all such carried-forward adjustments shall be made (i) in connection with any subsequent adjustment to the Exchange Rate of at least 1% (after all such carried-forward adjustments not yet made are aggregated and taken into account), (ii) (x) on the Exchange Date for any exchange of Notes (in the case of Physical Settlement) or (y) on each Trading Day during the Observation Period for any exchange of Notes (in the case of Cash Settlement or Combination Settlement), (iii) on the effective date of any Fundamental Change or Effective Date of any Make-Whole Fundamental Change, (iv) on each anniversary date of the Issue Date, (v) on any Tax Extinguishment Test Date and (vi) upon delivery of any Tax Treatment Notice.

(k)                       Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Exchange Rate to each Holder.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)                           For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Reference Entity so long as the Reference Entity does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Reference Entity, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05. Adjustments of Prices and Exchange/Conversion Rate.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period, if any, for determining the “Stock Price” for purposes of a Make-Whole Fundamental Change or Optional Redemption, any Rights Distribution Period, Non-Cash Distribution Period, Forward Spin-Off Valuation Period, Reverse Spin-Off Valuation Period, Tender Offer Valuation Period, Share Election Merger Valuation Period or Reverse Split-Off Valuation Period), the Company’s Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Split/Combination Effective Date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts are to be calculated.  In addition, if the Reference Entity (or any of its Subsidiaries, as applicable) executes or consummates a series of two or more of the transactions described in clauses (a) through (f) of Section 14.04 that require or may require an adjustment to the Exchange Rate (or the conversion rate, as the case may be), and a subsequent such transaction is executed or consummated prior to the completion of any period (including, without limitation, any Rights Distribution Period, Non-Cash Distribution Period, Forward Spin-Off Valuation Period, Reverse Spin-Off Valuation Period, Tender Offer Valuation Period, Share Election Merger Valuation Period or Reverse Split-Off Valuation Period) during which inputs to one or more of the formulas in such clauses (a) through (f) of Section 14.04 for a prior such transaction are being measured or determined, the Company’s Board of Directors shall make appropriate adjustments to the Exchange Rate or the conversion rate, as the case may be, to account for the aggregate economic effect of each transaction in such series determined by reference to the relevant formulas in such clauses (a) through (f) of Section 14.04.  Furthermore, in making any adjustment to the Exchange Rate (or the conversion rate, as the case may be) in respect of any transaction or event described in clauses (a) through (f) of Section 14.04, the Company’s Board of Directors shall make appropriate adjustments, taking into account the economic effect of such transaction or event, such that the relevant adjustment shall be made without duplication of any other adjustment to the Exchange Rate (or the conversion rate, as the case may be) pursuant to such clauses (a) through (f) of Section 14.04.

Section 14.06.  Shares to Be Fully Paid.  The Reference Entity shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for exchange of the Notes from time to time as such Notes are presented for exchange (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03 and that at the time of computation of such number of shares, all such Notes would be exchanged by a single Holder and that Physical Settlement were applicable).

Section 14.07.  Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)                       In the case of:

(i)                                any recapitalization, reclassification or change of the Common Stock (other than any recapitalization, reclassification or change resulting from a subdivision or combination),

(ii)                             any consolidation, merger or combination involving the Reference Entity,

(iii)                          any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Reference Entity and the Reference Entity’s Subsidiaries or

(iv)                         any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), other than any transaction that constitutes a Spin-Off, a Split-Off or a Share Election Merger (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to exchange each $1,000 principal amount of Notes shall be changed into a right to convert or exchange such principal amount of Notes into or for, respectively, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof)

that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, and the Reference Entity shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to exchange each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion or exchange of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion or exchange of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion or exchange of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible, or for which the Notes will be exchangeable, shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  If the holders of the Common Stock receive only cash in such Merger Event, then for all exchanges for which the relevant Exchange Date occurs after the effective date of such Merger Event (A) the consideration due upon exchange of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy the Exchange Obligation by paying cash to exchanging Holders no later than the second Business Day immediately following the relevant Exchange Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as possible to the adjustments provided for in this Article 14.  If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Reference Entity or the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company’s Board of

Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the repurchase rights set forth in Article 15.

(b)                       When the Company and the Reference Entity execute a supplemental indenture pursuant to Section 14.07(a), the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)                        Neither the Company nor the Reference Entity shall consummate any Merger Event unless the consummation of such Merger Event occurs in accordance with this Section 14.07.  None of the foregoing provisions shall affect the right of a Holder of Notes to exchange its Notes for cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d)                       The above provisions of this Section 14.07 shall similarly apply to successive Merger Events.

Section 14.08.  Certain Covenants.  (a) Each of the Company and the Reference Entity covenants that all shares of Common Stock issued and delivered upon exchange of Notes will be fully paid and non-assessable by the Reference Entity and free from all documentary, stamp or similar issue or transfer taxes, liens and charges with respect to the issue thereof.

(b)                       Each of the Company and the Reference Entity covenants that, if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly delivered upon exchange, the Reference Entity will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)                        Each of the Company and the Reference Entity further covenants that, if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Reference Entity will list and keep listed, so long as such Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issued and deliverable upon exchange of the Notes as of such time.

Section 14.09.  Responsibility of Trustee.  The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The

Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto.  Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company or Reference Entity to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company or Reference Entity contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).

Section 14.10.  Notice to Holders Prior to Certain Actions.  In case of any:

(a)                       action by the Company, the Reference Entity or one of their respective Subsidiaries that would require an adjustment in the Exchange Rate pursuant to Section 14.04 or Section 14.11;

(b)                       Merger Event; or

(c)                        voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Reference Entity or any of their respective Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be delivered to each Holder, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company, the Reference Entity or one of their respective Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company, the Reference Entity or one of their respective Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of

Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company, the Reference Entity or one of their respective Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.11.  Stockholder Rights Plans.  If the Reference Entity has a stockholder rights or similar plan in effect upon exchange of the Notes, each share of Common Stock, if any, issued upon such exchange shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights or similar plan, as the same may be amended from time to time. However, if, prior to any exchange of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights or similar plan, the Exchange Rate shall be adjusted at the time of separation as if the Reference Entity distributed, to all or substantially all holders of the Common Stock, Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12. Shareholder Approval.  Each of the Company and the Reference Entity agree that neither the Company nor the Reference Entity shall take any action, nor permit any event or transaction within its control to occur, that results in the Notes becoming convertible into, or exchangeable for (calculated, in each case, assuming a single Holder converted or exchanged, as the case may be, all of the outstanding Notes, Physical Settlement were applicable to such conversion or exchange and based on the Maximum Exchange Rate) a number of shares of the Common Stock in excess of any limitations imposed by any shareholder approval and related listing standards of The NASDAQ Global Select Market and any exchange on which the Common Stock is then listed, unless such action, event or transaction is conditioned on obtaining any required shareholder approval pursuant to the relevant listing standards of The NASDAQ Global Select Market or such exchange.

ARTICLE 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01.  Intentionally Omitted.

Section 15.02.  Repurchase at Option of Holders Upon a Fundamental Change.  (a)  If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 (subject in all cases to the Representations of Purchasers), on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record

Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b)                       Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)                           delivery to the Paying Agent on behalf of the Trustee by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                        delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)                           the certificate numbers of the Notes to be delivered for repurchase;

(ii)                        the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof (subject in all cases to the Representations of Purchasers); and

(iii)                     that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)                        On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change (or, in the case of a Fundamental Change pursuant to a Tax Extinguishment Event described in clause (a) of the definition thereof, on or before the fifth Business Day after the occurrence of the effective date of such Fundamental Change), the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary.  Each Fundamental Change Company Notice shall specify:

(i)                           the events causing the Fundamental Change;

(ii)                        the date of the Fundamental Change;

(iii)                     the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)                    the Fundamental Change Repurchase Price;

(v)                       the Fundamental Change Repurchase Date;

(vi)                    the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii)                 if applicable, the Exchange Rate and any adjustments to the Exchange Rate;

(viii)              that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)                    the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d)                       Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03.  Withdrawal of Fundamental Change Repurchase Notice.  (a)  A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)                           the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)                        the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)                     the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 (subject in all cases to the Representations of Purchasers);

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04.  Deposit of Fundamental Change Repurchase Price.  (a)  The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)                       If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Company has deposited with the Trustee (or other Paying Agent appointed by the Company) money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if the Fundamental Change Repurchase Price is equal to 100% of the principal amount of Notes to be repurchased, any accrued and unpaid interest).

(c)                        Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05.  Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer, the Company will, if required:

(a)                       comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)                       file a Schedule TO or any other required schedule under the Exchange Act; and

(c)                        otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16
OPTIONAL REDEMPTION

Section 16.01.  Optional Redemption.  No sinking fund is provided for the Notes.  The Company may redeem, at its option (an “Optional Redemption”), for cash (1) all, but not less than all, of the Notes, at the Redemption Price, if at any time following the Issue Date the Reference Entity publicly announces that it intends to consummate a Reverse Spin-Off, Reverse Split-Off or Share Election Merger that, if consummated, would constitute or would reasonably be expected to constitute a Fundamental Change or Make-Whole Fundamental Change or (2) all or any portion of the Notes on or after July 20, 2026 if the Last Reported Sale Price of the Common Stock has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive), including at least one of the five Trading Days immediately preceding the date on which the Company provides the relevant Redemption

Notice, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides the relevant Redemption Notice; provided, however, that in each case the Company may not redeem any Notes unless (1) an effective registration statement is available for the resale of shares of the Common Stock, if any, issuable upon exchange of the Notes in connection with any such Optional Redemption, or (2) the Company elects Cash Settlement in respect of any exchanges of the Notes in connection with any such Optional Redemption.

Section 16.02.  Notice of Optional Redemption; Selection of Notes.  (a)  In case the Company exercises its right to redeem any or all of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 50 Scheduled Trading Days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 45 nor more than 75 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee.  The Redemption Date must be a Business Day, and the Company may not specify a Redemption Date that falls on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date.

(b)                       Any Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such Redemption Notice by mail or any defect in such Redemption Notice to Holders shall not affect the validity of the Optional Redemption.

(c)                        Each Redemption Notice shall specify:

(i)                           the Redemption Date;

(ii)                        the Redemption Price;

(iii)                     that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)                    the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)                       that Holders may surrender their Notes for exchange at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi)                    the procedures an exchanging Holder must follow to exchange its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii)                 the Exchange Rate and, if applicable, the number of Additional Shares added to the Exchange Rate in accordance with Section 14.03; and

(viii)              the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)                    in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued, which principal amount must be $250,000 or a multiple of $1,000 in excess thereof.

A Redemption Notice shall be irrevocable.

(d)                                 If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate, and in the case of the Global Notes, in accordance with, and subject to, the applicable procedures of the Depositary; provided that the principal amount of the unredeemed portion of each Note must be $250,000 or a multiple of $1,000 in excess thereof. If the Trustee selects a portion of a Holder’s Notes for partial Optional Redemption and such Holder exchanges a portion of such Notes after such selection, the exchanged portion will be deemed to be from the portion selected for Optional Redemption.

Section 16.03.  Payment of Notes Called for Redemption.  (a)  If any Redemption Notice has been given in respect of any Notes in accordance with Section 16.02, such Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price.  On presentation and surrender of such Notes at the place or places stated in the Redemption Notice, such Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)                                 Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes.  The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.04.  Restrictions on Redemption.  The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 17
MISCELLANEOUS PROVISIONS

Section 17.01.  Provisions Binding on Company’s and Reference Entity’s Successors.  All the covenants, stipulations, promises and agreements of the Company and the Reference Entity contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 17.02.  Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or the Reference Entity, as the case may be, shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or the Reference Entity, as applicable.

Section 17.03.  Addresses for Notices, Etc.  Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or the Reference Entity, as the case may be, shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company or the Reference Entity, as the case may be, with the Trustee) to (x) in the case of the Company, IAC FinanceCo 3, Inc., 555 West 18th Street, New York, New York 10011, Attention: General Counsel and (y) in the case of the Reference Entity, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, Attention: General Counsel.  Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04.  Governing Law; Jurisdiction.  THIS INDENTURE, THE GUARANTEE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Each of Company and the Reference Entity irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against the Company or the Reference Entity with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Guarantee or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

Each of the Company and the Reference Entity irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture, the Guarantee or the Notes brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05.  Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.  Upon any application or demand by the Company or the Reference Entity to the Trustee to take any action under any of the provisions of this Indenture, the Company or the Reference Entity, as applicable, shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate stating that such action is permitted by the terms of this Indenture.

Each Officers’ Certificate provided for, by or on behalf of the Company or the Reference Entity in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee, the Company or Reference Entity hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 17.06.  Legal Holidays.  In any case where any Interest Payment Date, any Fundamental Change Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest on such payment shall accrue in respect of the delay.

Section 17.07.  No Security Interest Created.  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08.  Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09.  Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10.  Authenticating Agent.  The Trustee may appoint an authenticating agent acceptable to the Company that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or exchanged or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or exchange to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

____________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:

Authorized Officer

Section 17.11.  Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.12.  Severability.  In the event any provision of this Indenture, in the Notes or in the Guarantee shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13.  Waiver of Jury Trial.  EACH OF THE COMPANY, THE REFERENCE ENTITY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEE AND THE NOTES.

Section 17.14.  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15.  Calculations.  Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Exchange Rate of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes.  Upon written request, the Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 17.16.  USA PATRIOT Act.  The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

IAC FINANCECO 3, INC., as Company

By:	/s/ Glenn Schiffman
	Name:	Glenn Schiffman
	Title:	President

IAC/INTERACTIVECORP, as Reference Entity

By:	/s/ Glenn Schiffman
	Name:	Glenn Schiffman
	Title:	Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Jerry Urbanek
	Name:	Jerry Urbanek
	Title:	Corporate Trust Manager

[Signature Page to the Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND ON ALL NOTES]

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY U.S. STATE OR FOREIGN SECURITIES LAWS AND IAC FINANCECO 3, INC. (THE “COMPANY”) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). INTERESTS IN THIS NOTE MAY BE OFFERED, REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A OF THE SECURITIES ACT THAT ARE “QUALIFIED PURCHASERS” FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF AN INTEREST IN THIS NOTE AND EACH SUBSEQUENT HOLDER OF AN INTEREST IN THIS NOTE IS REQUIRED TO NOTIFY ANY PURCHASER OF AN INTEREST IN THIS NOTE OF THE ABOVE TRANSFER RESTRICTIONS AND WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH UNDER “NOTICE TO INVESTORS; TRANSFER RESTRICTIONS—REPRESENTATIONS OF PURCHASERS” IN THE OFFERING MEMORANDUM FOR THE NOTES.

EACH PURCHASER (INCLUDING SUBSEQUENT TRANSFEREES) OF THE NOTES (OR A BENEFICIAL INTEREST HEREIN) WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED THAT:  (1) THE PURCHASER IS PURCHASING THE NOTES FOR ITS OWN ACCOUNT OR FOR A BENEFICIAL OWNER FOR WHICH SUCH PERSON IS ACTING AS FIDUCIARY OR

AGENT WITH COMPLETE INVESTMENT DISCRETION AND WITH AUTHORITY TO BIND SUCH OTHER PERSON (THE PURCHASER, AND EACH SUCH BENEFICIAL OWNER, COLLECTIVELY, THE “PURCHASER”), AND NOT WITH A VIEW TO ANY PUBLIC RESALE OR DISTRIBUTION THEREOF; (2) THE PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION. NOTWITHSTANDING THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, THE NOTES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT TO INVESTORS THAT ARE QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT); (3) THE PURCHASER IS A QUALIFIED INSTITUTIONAL BUYER AND ALSO A QUALIFIED PURCHASER. THE PURCHASER IS AWARE (AND ANY OTHER PERSON FOR WHICH SUCH PURCHASER IS PURCHASING IS AWARE) THAT ANY SALE OF THE NOTES TO IT WILL BE MADE IN RELIANCE ON RULE 144A AND SUCH ACQUISITION WILL BE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND QUALIFIED PURCHASER THAT IS ALSO AWARE THAT THE SALE TO IT IS BEING MADE IN RELIANCE ON RULE 144A; (4) THE PURCHASER IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER; (5) THE PURCHASER IS NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(K) PLAN, OR A TRUST HOLDING THE ASSETS OF SUCH A PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (6) THE PURCHASER AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR OTHERWISE ACQUIRING THE NOTES (OR BENEFICIAL INTERESTS THEREIN), WILL PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN); (7) THE PURCHASER WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE NOTES AND/OR OTHER SECURITIES OF THE COMPANY (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (8) IF THE PURCHASER IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (9) THE PURCHASER IS NOT A PARTNERSHIP; COMMON TRUST FUND; OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR

OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS; (10) THE PURCHASER HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE COMPANY AFTER GIVING EFFECT TO THE PURCHASE OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN) (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (11) THE PURCHASER AGREES THAT THE COMPANY SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THE NOTES (OR A BENEFICIAL INTEREST THEREIN) THAT IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 12 AND CLAUSE 14 OF THIS PARAGRAPH) AT THE TIME OF ACQUISITION OF SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO SELL SUCH NOTES (OR SUCH BENEFICIAL INTEREST) IN ACCORDANCE WITH THE PROVISIONS DESCRIBED BELOW; (12) THE PURCHASER UNDERSTANDS THAT THE COMPANY MAY RECEIVE A LIST OF THE PARTICIPANTS FROM DTC OR ANY OTHER DEPOSITARY HOLDING BENEFICIAL INTERESTS IN THE NOTES; (13) THE PURCHASER AND EACH PERSON FOR WHICH IT IS ACTING UNDERSTANDS THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 12 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED INSTITUTIONAL BUYERS MAY, AT THE DISCRETION OF THE COMPANY, BE CONSIDERED VOID AND OF NO EFFECT AND THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 12 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED PURCHASERS WILL BE VOID AND OF NO EFFECT; AND (14) THE PURCHASER AGREES ON ITS OWN BEHALF AND ON BEHALF OF AN INVESTOR ACCOUNT FOR WHICH IT IS PURCHASING THE NOTES, AND EACH SUBSEQUENT HOLDER OF THE NOTES BY ITS ACCEPTANCE THEREOF WILL AGREE, TO OFFER, REOFFER, SELL OR OTHERWISE TRANSFER SUCH NOTES ONLY (I) TO AN INVESTOR WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH CASE TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED INSTITUTIONAL BUYER (OR FAILS TO MEET THE OTHER REQUIREMENTS SET FORTH HEREIN) AT THE TIME OF ACQUISITION THEREOF, THE COMPANY MAY REGARD THE TRANSACTION AS NULL AND VOID AND OF NO

EFFECT.  IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION THEREOF, THE TRANSACTION WILL BE NULL AND VOID AND OF NO EFFECT. IF THE PURCHASER OR ANY SUBSEQUENT PURCHASER OR TRANSFEREE OF A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS DETERMINED NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH ABOVE) AT THE TIME IT ACQUIRED SUCH NOTES (OR SUCH BENEFICIAL INTEREST), THE COMPANY MAY COMPEL SUCH PERSON TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN TO A PERSON THAT IS (I) A QUALIFIED INSTITUTIONAL BUYER AND (II) A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN). IF SUCH HOLDER (OR BENEFICIAL OWNER) FAILS TO EFFECT THE SALE OR TRANSFER, AS APPLICABLE WITHIN SUCH 30-DAY PERIOD, THE COMPANY HAS THE RIGHT, WITHOUT FURTHER NOTICE TO SUCH HOLDER, TO COMPEL SUCH HOLDER TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO A PURCHASER SELECTED BY THE COMPANY THAT MEETS THE REQUIREMENTS SET FORTH HEREIN ON SUCH TERMS AS THE COMPANY MAY CHOOSE. THE COMPANY MAY SELECT THE PURCHASER BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE NOTES, AND SELLING SUCH NOTES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE COMPANY MAY SELECT A PURCHASER BY ANY OTHER MEANS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION.

ANY INFORMATION PROVIDED TO A PURCHASER OR A PROSPECTIVE TRANSFEREE SHALL BE FOR THE SOLE PURPOSE OF ASSESSING THE INVESTMENT IN THIS NOTE. AS A CONDITION OF ACCESS TO SUCH INFORMATION, EACH PURCHASER AGREES THAT NEITHER IT NOR ANY PROSPECTIVE TRANSFEREE MAY DISCLOSE ANY SUCH INFORMATION TO THIRD PARTIES OTHER THAN AS REQUIRED BY APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS, OR USE THE INFORMATION FOR ANY PURPOSE OTHER THAN INVESTMENT ANALYSIS.]

IAC FinanceCo 3, Inc.

2.00% Exchangeable Senior Note due 2030

No. [ ]	[Initially](1) $[ ]

CUSIP No. [     ]

IAC FinanceCo 3, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.](2) [       ](3), or registered assigns, the principal sum [as may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, transfers or exchanges as set forth in the “Schedule of Exchanges of Notes” attached hereto](4) [of $[       ]](5), which amount, taken together with the principal amounts of all other outstanding Notes, shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and shall not, unless permitted by the Indenture, exceed $500,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their over-allotment option as set forth in the Purchase Agreement) in aggregate at any time, in accordance with the rules and procedures of the Depositary, on January 15, 2030, and interest thereon as set forth below.

This Note shall bear cash interest at the rate of 2.00% per year from May 28, 2019, or from the most recent date on which interest had been paid or duly provided for to, but excluding, the next scheduled Interest Payment Date until January 15, 2030.  Interest is payable semi-annually in arrears on each January 15 and July 15 (including on the Maturity Date), commencing on January 15, 2020 to Holders of record at the close of business on the preceding January 1 and July 1 (whether or not such day is a Business Day), respectively.  Additional Interest will be payable as set forth in Section 6.03 of the within-mentioned Indenture and the Registration Rights Agreement, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 6.03 or the Registration Rights Agreement, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

(1)  Include if a global note.

(2)  Include if a global note.

(3)  Include if a physical note.

(4)  Include if a global note.

(5)  Include if a physical note.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company in the contiguous United States for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in Highlands Ranch, Colorado, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note for cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note on the one hand, and the Indenture on the other hand, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

IAC FINANCECO 3, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

COMPUTERSHARE TRUST COMPANY, N.A.
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

IAC FinanceCo 3, Inc.
2.00% Exchangeable Senior Note due 2030

This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.00% Exchangeable Senior Notes due 2030 (the “Notes”), limited to the aggregate principal amount of $500,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their over-allotment option as set forth in the Purchase Agreement), all issued or to be issued under and pursuant to an Indenture dated as of May 28, 2019 (the “Indenture”), among the Company, IAC/InterActiveCorp (the “Reference Entity”) and Computershare Trust Company, N.A. (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Reference Entity and the Holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.  Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on the Redemption Date, and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Reference Entity and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $250,000 principal amount and integral multiples of $1,000 principal amount in excess thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option in accordance with the terms and subject to the conditions specified in the Indenture.  No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) (subject in all cases to the Representations of Purchasers) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple thereof (subject in all cases to the Representations of Purchasers), for cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of May 28, 2019, among the Company, the Reference Entity and the Representatives of the Initial Purchasers named therein.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN  = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

NOTATION OF GUARANTEE

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantor, as Reference Entity, the Company (defined below) and Computershare Trust Company, N.A., as Trustee (the “Indenture”)), has irrevocably and unconditionally guaranteed the Guarantee Obligations (as defined in Section 13.01 of the Indenture).  The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture and reference is hereby made to such Indenture for the precise terms of the Guarantee.

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IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:

IAC/INTERACTIVECORP

By:
Name:
Title:

SCHEDULE A(6)

SCHEDULE OF EXCHANGES OF NOTES

IAC FinanceCo 3, Inc.
2.00% Exchangeable Senior Notes due 2030

The initial principal amount of this Global Note is         DOLLARS ($[         ]).  The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

(6)  Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To:                             Computershare Trust Company, N.A.

8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado 80129

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) (subject in all cases to the Representations of Purchasers) below designated, for cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock deliverable upon such exchange, together with any cash for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be exchanged (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:                             Computershare Trust Company, N.A.

8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado 80129

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from IAC FinanceCo 3, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) (subject in all cases to the Representations of Purchasers) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

[FORM OF INVESTOR REPRESENTATION LETTER]

IAC FinanceCo 3, Inc.

555 West 18th Street, New York, New York 10011

Computershare Trust Company, N.A., as Trustee

8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado 80129

[Name of Purchaser]

Ladies and Gentlemen:

The undersigned is delivering this letter to you in connection with the Purchaser’s (as defined below) purchase of the 2.00% Exchangeable Senior Notes due 2030 (the “Notes”) of IAC FinanceCo 3, Inc. (the “Company”), which are being issued pursuant to an indenture (the “Indenture”), dated as of May 28, 2019, by and among the Company, IAC/InterActiveCorp, as guarantor and Computershare Trust Company, N.A., as trustee (the “Trustee”).  Capitalized terms used and not otherwise defined herein are defined in the Indenture.

The undersigned represents warrants and covenants to you as follows:

1.                                      The purchaser is purchasing the Notes for its own account or for a beneficial owner for which such Person is acting as fiduciary or agent with complete investment discretion and with authority to bind such other Person (the purchaser, and each such beneficial owner, collectively, the “Purchaser”), and not with a view to any public resale or distribution thereof.

2.                                      The Purchaser understands and acknowledges that the Notes have not been and will not be registered under the Securities Act or any U.S. state or foreign securities laws and may not be offered, sold or otherwise transferred except pursuant to an exemption from registration.  Notwithstanding the availability of an exemption from the registration requirements under the Securities Act, the Notes may not be resold or transferred except to investors who are Qualified Institutional Buyers and who are also Qualified Purchasers.

3.                                      The Purchaser is a Qualified Institutional Buyer and also a Qualified Purchaser. The Purchaser is aware (and any other Person for whom such Purchaser is purchasing is aware) that any sale of the Notes to it will be made in reliance on Rule 144A and such acquisition will be for its own account or for the account of another Qualified Institutional Buyer and Qualified Purchaser who is also aware that the sale to it is being made in reliance on Rule 144A.

4.                                      The Purchaser is not a broker-dealer which owns and invests on a discretionary basis less than $25,000,000 in securities of issuers unaffiliated with such broker-dealer.

5.                                      The Purchaser is not a participant-directed employee plan, such as a 401(k) plan, or a trust holding the assets of such a plan, unless the investment decisions with respect to such plan are made solely by the fiduciary, trustee or sponsor of such plan.

6.                                      The Purchaser and each account for which it is purchasing or otherwise acquiring the Notes (or beneficial interests therein), will purchase, hold or transfer at least $250,000 of the Notes (or beneficial interests therein).

7.                                      The Purchaser was not formed, reformed or recapitalized for the specific purpose of investing in the Notes and/or other securities of the Company (unless all of the beneficial owners of such Purchaser’s securities are both Qualified Institutional Buyers and Qualified Purchasers).

8.                                      If the Purchaser is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof and was formed on or before April 30, 1996, it has received the consent of its beneficial owners who acquired their interests on or before April 30, 1996, with respect to its treatment as a Qualified Purchaser in the manner required by Section 2(a)(51)(C) of the Investment Company Act and the rules promulgated thereunder.

9.                                      The Purchaser is not a partnership; common trust fund; or corporation, special trust, pension fund or retirement plan, or other entity, in which the partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners, as the case may be, may designate the particular investment to be made, or the allocation thereof, unless all such partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners are both Qualified Institutional Buyers and Qualified Purchasers.

10.                               The Purchaser has not invested more than 40% of its assets in the Notes (or beneficial interests therein) and/or other securities of the Company after giving effect to the purchase of the Notes (or beneficial interests therein) (unless all of the beneficial owners of such Purchaser’s securities are both Qualified Institutional Buyers and Qualified Purchasers).

11.                               The Purchaser agrees that the Company shall be entitled to require any Holder of the Notes (or a beneficial interest therein) that is determined not to have been both a Qualified Institutional Buyer and a Qualified Purchaser (and to have met the other requirements set forth in paragraphs 1 through 12 and paragraph 14 of this Investor Representation Letter) at the time of acquisition of such Notes (or such beneficial interest) to sell such Notes (or such beneficial interest) in accordance with the provisions described in the third paragraph of the legend below.

12.                               The Purchaser understands that the Company may receive a list of participants holding positions in the Notes from the Depositary or any other depositary holding beneficial interests in the Notes.

13.                               The Purchaser and each person for which it is acting understands that any sale or transfer to a Person that does not comply with the requirements set forth in paragraphs 1 through 12 and paragraph 14 of this Investor Representation Letter relating to the requirements for Qualified Institutional Buyers  may, at the Company’s discretion, be considered void and of no effect and that any sale or transfer to a Person that does not comply with the requirements set forth in paragraphs 1 through 12 and paragraph 14 of this Investor Representation Letter relating to the requirements for Qualified Purchasers will be void and of not effect.

14.                               The Purchaser agrees on its own behalf and on behalf of any investor account for which it is purchasing the Notes, and each subsequent Holder of the Notes by its acceptance thereof will agree, to offer, reoffer, sell or otherwise transfer such Notes only (i) to an investor who is both a Qualified Institutional Buyer and a Qualified Purchaser, and (ii) in accordance with all applicable securities laws of the United States, any state of the United States and any other applicable jurisdiction, subject in each case to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. Such Purchaser acknowledges that the Global Notes and any Physical Notes will bear a legend substantially to the following effect:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY U.S. STATE OR FOREIGN SECURITIES LAWS AND IAC FINANCECO 3, INC. (THE “COMPANY”) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). INTERESTS IN THIS NOTE MAY BE OFFERED, REOFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A OF THE SECURITIES ACT THAT ARE “QUALIFIED PURCHASERS” FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF AN INTEREST IN THIS NOTE AND EACH SUBSEQUENT HOLDER OF AN INTEREST IN THIS NOTE IS REQUIRED TO NOTIFY ANY PURCHASER OF AN INTEREST IN THIS NOTE OF THE ABOVE TRANSFER RESTRICTIONS AND WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH UNDER “NOTICE TO INVESTORS; TRANSFER RESTRICTIONS—REPRESENTATIONS OF PURCHASERS” IN THE OFFERING MEMORANDUM FOR THE NOTES.

EACH PURCHASER (INCLUDING SUBSEQUENT TRANSFEREES) OF THE NOTES (OR A BENEFICIAL INTEREST HEREIN) WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED, ACKNOWLEDGED AND AGREED THAT:  (1) THE PURCHASER IS PURCHASING THE NOTES FOR ITS OWN ACCOUNT OR FOR A BENEFICIAL OWNER FOR WHICH SUCH PERSON IS ACTING AS FIDUCIARY OR AGENT WITH COMPLETE INVESTMENT DISCRETION AND WITH AUTHORITY TO BIND SUCH OTHER PERSON (THE PURCHASER, AND EACH SUCH BENEFICIAL OWNER, COLLECTIVELY, THE “PURCHASER”), AND NOT WITH A VIEW TO ANY PUBLIC RESALE OR DISTRIBUTION THEREOF; (2) THE PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION. NOTWITHSTANDING THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, THE NOTES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT TO INVESTORS THAT ARE QUALIFIED

INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) PURSUANT TO RULE 144A THAT ARE ALSO QUALIFIED PURCHASERS (AS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT); (3) THE PURCHASER IS A QUALIFIED INSTITUTIONAL BUYER AND ALSO A QUALIFIED PURCHASER. THE PURCHASER IS AWARE (AND ANY OTHER PERSON FOR WHICH SUCH PURCHASER IS PURCHASING IS AWARE) THAT ANY SALE OF THE NOTES TO IT WILL BE MADE IN RELIANCE ON RULE 144A AND SUCH ACQUISITION WILL BE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND QUALIFIED PURCHASER THAT IS ALSO AWARE THAT THE SALE TO IT IS BEING MADE IN RELIANCE ON RULE 144A; (4) THE PURCHASER IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF ISSUERS UNAFFILIATED WITH SUCH BROKER-DEALER; (5) THE PURCHASER IS NOT A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(K) PLAN, OR A TRUST HOLDING THE ASSETS OF SUCH A PLAN, UNLESS THE INVESTMENT DECISIONS WITH RESPECT TO SUCH PLAN ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN; (6) THE PURCHASER AND EACH ACCOUNT FOR WHICH IT IS PURCHASING OR OTHERWISE ACQUIRING THE NOTES (OR BENEFICIAL INTERESTS THEREIN), WILL PURCHASE, HOLD OR TRANSFER AT LEAST $250,000 OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN); (7) THE PURCHASER WAS NOT FORMED, REFORMED OR RECAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE NOTES AND/OR OTHER SECURITIES OF THE COMPANY (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (8) IF THE PURCHASER IS AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (9) THE PURCHASER IS NOT A PARTNERSHIP; COMMON TRUST FUND; OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS; (10) THE PURCHASER HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE COMPANY AFTER GIVING EFFECT TO THE PURCHASE OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN) (UNLESS ALL OF THE BENEFICIAL OWNERS OF SUCH ENTITY’S SECURITIES ARE BOTH QUALIFIED INSTITUTIONAL BUYERS AND QUALIFIED PURCHASERS); (11) THE PURCHASER AGREES THAT THE COMPANY

SHALL BE ENTITLED TO REQUIRE ANY HOLDER OF THE NOTES (OR A BENEFICIAL INTEREST THEREIN) THAT IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 12 AND CLAUSE 14 OF THIS PARAGRAPH) AT THE TIME OF ACQUISITION OF SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO SELL SUCH NOTES (OR SUCH BENEFICIAL INTEREST) IN ACCORDANCE WITH THE PROVISIONS DESCRIBED BELOW; (12) THE PURCHASER UNDERSTANDS THAT THE COMPANY MAY RECEIVE A LIST OF THE PARTICIPANTS FROM DTC OR ANY OTHER DEPOSITARY HOLDING BENEFICIAL INTERESTS IN THE NOTES; (13) THE PURCHASER AND EACH PERSON FOR WHICH IT IS ACTING UNDERSTANDS THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 12 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED INSTITUTIONAL BUYERS MAY, AT THE DISCRETION OF THE COMPANY, BE CONSIDERED VOID AND OF NO EFFECT AND THAT ANY SALE OR TRANSFER TO A PERSON THAT DOES NOT COMPLY WITH THE REQUIREMENTS SET FORTH IN CLAUSES 1 THROUGH 12 AND CLAUSE 14 OF THIS PARAGRAPH RELATING TO THE REQUIREMENTS FOR QUALIFIED PURCHASERS WILL BE VOID AND OF NO EFFECT; AND (14) THE PURCHASER AGREES ON ITS OWN BEHALF AND ON BEHALF OF AN INVESTOR ACCOUNT FOR WHICH IT IS PURCHASING THE NOTES, AND EACH SUBSEQUENT HOLDER OF THE NOTES BY ITS ACCEPTANCE THEREOF WILL AGREE, TO OFFER, REOFFER, SELL OR OTHERWISE TRANSFER SUCH NOTES ONLY (I) TO AN INVESTOR WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER, AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES, ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, SUBJECT IN EACH CASE TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED INSTITUTIONAL BUYER (OR FAILS TO MEET THE OTHER REQUIREMENTS SET FORTH HEREIN) AT THE TIME OF ACQUISITION THEREOF, THE COMPANY MAY REGARD THE TRANSACTION AS NULL AND VOID AND OF NO EFFECT. IF ANY PERSON ACQUIRING A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS NOT A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION THEREOF, THE TRANSACTION WILL BE NULL AND VOID AND OF NO EFFECT. IF THE PURCHASER OR ANY SUBSEQUENT PURCHASER OR TRANSFEREE OF A NOTE (OR A BENEFICIAL INTEREST THEREIN) IS DETERMINED NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AND TO HAVE MET THE OTHER REQUIREMENTS SET FORTH ABOVE) AT THE TIME IT ACQUIRED SUCH NOTES (OR SUCH BENEFICIAL INTEREST), THE COMPANY MAY COMPEL SUCH PERSON TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN TO A PERSON THAT IS (I) A QUALIFIED INSTITUTIONAL

BUYER AND (II) A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN). IF SUCH HOLDER (OR BENEFICIAL OWNER) FAILS TO EFFECT THE SALE OR TRANSFER, AS APPLICABLE, WITHIN SUCH 30-DAY PERIOD, THE COMPANY HAS THE RIGHT, WITHOUT FURTHER NOTICE TO SUCH HOLDER, TO COMPEL SUCH HOLDER TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST) TO A PURCHASER SELECTED BY THE COMPANY THAT MEETS THE REQUIREMENTS SET FORTH HEREIN ON SUCH TERMS AS THE COMPANY MAY CHOOSE. THE COMPANY MAY SELECT THE PURCHASER BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE NOTES, AND SELLING SUCH NOTES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE COMPANY MAY SELECT A PURCHASER BY ANY OTHER MEANS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION.

ANY INFORMATION PROVIDED TO A PURCHASER OR A PROSPECTIVE TRANSFEREE SHALL BE FOR THE SOLE PURPOSE OF ASSESSING THE INVESTMENT IN THIS NOTE. AS A CONDITION OF ACCESS TO SUCH INFORMATION, EACH PURCHASER AGREES THAT NEITHER IT NOR ANY PROSPECTIVE TRANSFEREE MAY DISCLOSE ANY SUCH INFORMATION TO THIRD PARTIES OTHER THAN AS REQUIRED BY APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS, OR USE THE INFORMATION FOR ANY PURPOSE OTHER THAN INVESTMENT ANALYSIS.

15.                               The Purchaser has had access to such financial and other information concerning the Company and the Notes as it has deemed necessary in connection with its decision to purchase the Notes.  The Purchaser (i) has been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and other matters pertaining to an investment in the Notes, (ii) has been given the opportunity to request and review such additional information necessary to evaluate the merits and risks of a purchase of the Notes and to verify the accuracy of or to supplement the information contained in the Offering Memorandum to the extent the Company possesses such information and (iii) has received all documents and information reasonably necessary to make an investment decision, subject to contractual restrictions on the Company’s ability to disclose confidential information.  The Purchaser understands the terms, conditions and risks of the Notes and that the Notes involve a high degree of risk as described in the Offering Memorandum, including possible loss of the Purchaser’s entire investment.  The Purchaser has not relied upon any advice or recommendation of the Company, the Reference Entity, any Initial Purchaser or any of their respective Subsidiaries or Affiliates, and is making its own investment decision based upon its own judgment and upon the advice of such professional advisors, either employed or independently retained by the Purchaser, as it has deemed necessary to consult.  It has not relied on any other version of the Offering Memorandum other than, or any information other than information contained in, the final versions thereof in making its investment decision with respect to the Notes.  The Purchaser acknowledges that no Person has been authorized to give any information or to make any representations concerning the Company or the Notes other than those contained in the Offering Memorandum and, if given or made, such other information or representations have not been relied upon.  The Purchaser acknowledges that it has reviewed the Offering Memorandum, including the “Risk Factors” and the legends contained in the Offering Memorandum.

Investors are strongly urged to have these representations and agreements reviewed by their counsel prior to making any decision to invest in the Notes.

This Investor Representation Letter shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of laws.

Dated:

Very truly yours,

(Purchaser)

By:
Name:
Title:

Telephone:

Address:

EXHIBIT C

[FORM OF DTC IMPORTANT NOTICE]

The Depository Trust Company

IMPORTANT

B#:                                                                                            [•]

DATE:                                                                          [•]

TO:                                                                                           ALL PARTICIPANTS

FROM:                                                                       _________, underwriting department

ATTENTION:                                   Managing Partner/Officer; Cashier, Operations, Data Processing and Underwriting Managers

SUBJECT:                                                     Section 3(c)(7) under the Investment Company Act of 1940, as amended, restrictions for owners of IAC FinanceCo 3, Inc. 2.00% Exchangeable Senior Notes due 2030.

(A)                               CUSIP Number            [     ]

(B)                               Security Description                                    IAC FinanceCo 3, Inc. 2.00% Exchangeable Senior Notes due 2030

(C)                               Offer Amount                   $500,000,000

(D)                               Initial Purchasers          J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Guggenheim Securities, LLC, SG Americas Securities, LLC, BMO Capital Markets Corp., PNC Capital Markets LLC, Allen & Company LLC, Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc., Fifth Third Securities, Inc. and HSBC Securities (USA) Inc.

(E)                                Paying Agent                        Computershare Trust Company, N.A.

(F)                                 Closing Date                           May 28, 2019

Special Instructions:  See attached Important Instructions from the Company.

IAC FINANCECO 3, INC.

The Depository Trust Company
IMPORTANT NOTICE

DATE:                                                          [•]

TO:                                                                           ALL PARTICIPANTS

FROM:                                                       IAC FINANCECO 3, INC. (the “Company”)

SUBJECT:                                     Section 3(c)(7) restrictions

Re:                             2.00% Exchangeable Senior Notes due 2030 (the “Securities”).

The Company and the Initial Purchasers referred to above are putting Participants of The Depository Trust Company (“DTC”) on notice that they are required to follow these purchase and transfer restrictions with regard to the above-referenced Securities.

In order to qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the exemption provided by Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), offers, sales and resales of the above-referenced Securities may only be made in minimum denominations of $250,000 to “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A that are also “qualified purchasers” (“QPs”) within the meaning of the Investment Company Act.  Each purchaser of Securities (I) represents to and agrees with the Company and the Initial Purchasers that (i) the purchaser is a QIB that is also a QP; (ii) the purchaser is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan, such as a 401(k) plan, or a trust holding the assets of such a plan, unless the investment decisions with respect to such plan are made solely by the fiduciary, trustee or sponsor of such plan; (iv) the purchaser is acting for its own account, or the account of another QIB that is also a QP; (v) the purchaser is not formed, reformed or recapitalized for the specific purpose of investing in the Company (except where each beneficial owner of the purchaser is both a QIB and QP); (vi) the purchaser has not invested more than 40% of its assets in the Securities (or beneficial interests therein) and/or other securities of the Company after giving effect to the purchase of the Securities (or beneficial interests therein) (except where each beneficial owner of the purchaser is both a QIB and QP); (vii) the purchaser, and each account for which it is purchasing, must purchase, hold or transfer at least the minimum denomination of Securities; (viii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees; and (ix) the purchaser is not a partnership; common trust fund; or corporation, special trust, pension fund or retirement plan, or other entity, in which the partners, beneficiaries, beneficial owners, participants, shareholders or other equity owners, may designate the particular investment to be made, or the allocation thereof, unless all such persons are both QIBs and QPs; (II) acknowledges that the Company has not been registered under the Investment Company Act and the Securities have not been registered under the Securities Act; and (III) represents to and agrees with the Company that, for so long as the Securities are outstanding, it will not offer, resell, pledge or otherwise transfer the Securities except to a QIB that is also a QP in a transaction meeting the requirements of Rule 144A.  Each purchaser further understands that the Securities will bear a legend with respect to such transfer restrictions and that the Company may receive a list of the participants from DTC or any other depositary holding beneficial interests in the Securities.  See “Notice to Investors; Transfer Restrictions” in the offering memorandum, dated May 21, 2019 relating to the Securities.

The Indenture, dated as of May 28, 2019, among the Company, IAC/InterActiveCorp, as guarantor, and Computershare Trust Company, N.A., as trustee (as amended, supplemented or otherwise modified from time to time and in effect), provides that the Company shall have the right to require any holder of Securities that is determined not to have been a QIB and a QP to sell their Securities to a person that is a QIB and a QP in a transaction meeting the requirements of Rule l44A.

The restrictions on transfer required by the Company (outlined above) related to the Investment Company Act will be reflected under the notation “3c7” in DTC’s User Manuals and in upcoming editions of DTC’s Reference Directory.